SEARS 401(k) SAVINGS PLAN
(As Amended and Restated Effective
As of January 1, 2000)








Mayer, Brown & Platt
Chicago





INDEX OF DEFINED TERMS

1.5	-	Accounting Date
7.1	-	Accounts
7.1(c)	-	After-Tax Account
4.2	-	After-Tax Contributions
8.3	-	Annual Additions
11.4	-	Beneficiary
2.6	-	Benefits Executive
1.1	-	Code
1.1	-	Common Stock
1.1	-	Company
6.1	-	Company Stock Fund
4.7	-	Compensation
2.1(b)	-	Computation Period
8.9	-	Contribution Percentage
8.7	-	Deferral Percentage
11.1(c)	-	Distribution Date
1.1	-	Effective Date
4.7	-	Eligible Compensation
3.1	-	Eligible Employee
1.2	-	Employer
1.2	-	Employers
5.1	-	Employer Contribution
7.1(a)	-	Employer Contribution Account
1.3	-	ERISA
Supp. A	-	ESOF
1.1	-	ESOP
C-4	-	ESOP Common Stock
C-4	-	ESOP Loan
5.1	-	Fair Market Value
2.1	-	full-time employee
6.1	-	Funds
10.2	-	Hardship
8.11	-	Highly Compensated
8.9	-	Highly Compensated Group
Contribution Percentage
8.7	-	Highly Compensated Group
Deferral Percentage
2.3	-	Hour of Service
1.3	-	Investment Committee
6.1	-	Investment Funds
13.11(e)	-	Investment Manager
3.5	-	Leased Employee
2.5	-	Maternity or Paternity Absence
5.3	-	Net Income of the Company
8.9	-	Non-highly Compensated Group
Contribution Percentage
8.7	-	Non-highly Compensated Group
Deferral Percentage
2.5	-	One Year Break in Service
3.1	-	Participant
2.1	-	part-time, temporary or seasonal employee
1.9	-	Phone System
1.9	-	PIN
1.1	-	Plan
1.3	-	Plan Administrator
1.4	-	Plan Year
7.1(b)	-	Pre-Tax Account
4.1	-	Pre-Tax Contribution
7.1(d)	-	Qualified Matching Account
5.9	-	Qualified Matching Contribution
1.3	-	Recordkeeper
1.2	-	Related Company
11.3(b)	-	Required Beginning Date
7.1(e)	-	Rollover Account
4.6	-	Rollover Contribution
8.3	-	Section 415 Affiliate
11.5	-	Separation from service
1.3	-	SIMCO
1.12	-	Supplement
C-4	-	Suspense Account
9.2	-	Termination Date
1.3	-	Trust
1.3	-	Trust Agreement
1.3	-	Trustee
2.1	-	Year of Eligibility Service



SEARS 401(k) SAVINGS PLAN
(As Amended and Restated Effective As of January 1, 2000)
SECTION 1

General
1.1 History, Purpose and Effective Date. Sears, Roebuck and Co. (the "Company"), a New York corporation, has established the Sears 401(k) Savings Plan formerly known as the Sears 401(k) Profit Sharing Plan (the "Plan"), formerly known as The Savings and Profit Sharing Fund of Sears Employees, to encourage eligible employees to save a portion of their earnings on a regular basis, to accumulate capital for their future economic security, to share in the profits of the Company, and to acquire a proprietary interest in the Company. On December 20, 1989, an employee stock ownership plan feature (the "ESOP") was added to the Plan. The Plan consists of a profit sharing plan with a cash-or-deferred arrangement which is intended to qualify under sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), and an employee stock ownership plan which is intended to qualify (as a stock bonus plan) under sections 401(a) and 4975(e)(7) of the Code. The assets of the ESOP consist of the stock and cash equivalents described in Supplement C and all other amounts attributable to Employer Contributions and After-Tax Contributions, including Employer Contributions and After-Tax Contributions made with respect to Plan Years beginning before January 1, 1990. The assets of the ESOP are invested primarily in common shares of the Company ("Common Stock") which qualify as "employer securities" within the meaning of section 409(l) of the Code. Except as expressly designated herein, the following provisions constitute an amendment, restatement and continuation of the Plan as in effect immediately prior to January 1, 2000, generally the "Effective Date" of the Plan as set forth herein. If a different effective date is set forth herein with respect to a particular provision, that date shall determine when the amendment to the Plan is effective with respect to that provision.
1.2 Related Companies and Employers. The term "Related Company" means any corporation or trade or business during any period during which it is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code. The Company and each Related Company which adopts the Plan with the consent of the Company are referred to below collectively as the "Employers" and individually as an "Employer," provided that only a Related Company that is a corporation may participate in the ESOP.
1.3      Plan Administration, Trust and Fiduciary
Responsibility. The authority to control and manage the non-investment operations of the Plan is vested in the Company, as more fully described in subsection 13.1. Except as otherwise expressly provided herein, the Company shall have the rights, duties and obligations of an "administrator" as that term is defined in section 3(16)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and of a "Plan Administrator" as that term is defined in section 414(g) of the Code. A committee comprised of one or more members appointed by the Company to oversee the investment of the Plan's assets (the "Investment Committee") has the authority and responsibility to appoint or select trustees, custodians, investment managers and insurance companies to handle Plan assets and to allocate assets to each of them, to determine the advisability of establishing or modifying any Investment Fund made available under the Plan, to establish investment guidelines, proxy voting policies and securities trading procedures, and to monitor the investment performance of the fiduciaries responsible for the investment of Plan assets. The Investment Committee has delegated some of the foregoing authority and responsibility to Sears Investment Management Co. ("SIMCO"). The Company, the Investment Committee and SIMCO shall be "named fiduciaries", as described in section 402 of ERISA, with respect to their authority under the Plan.
All assets of the Plan will be held, managed and controlled by one or more trustees (the "Trustee") acting under a "Trust" established pursuant to a "Trust Agreement" which forms a part of the Plan. The Company may also appoint an outside recordkeeper ("Recordkeeper") to maintain the records of Participants' Accounts under the Plan and to handle other administrative matters.
1.4 Plan Year. The term "Plan Year" means the twelve-consecutive-month period beginning on each January 1 and ending on the following December 31.
1.5 Accounting Dates. The term "Accounting Date" means each day on which the New York Stock Exchange is open for business, as determined by the Company in its sole discretion.
1.6 Applicable Laws. The Plan shall be construed and administered in accordance with the internal laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America.
1.7 Gender and Number. Where the context permits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.
1.8 Notices. Any notice or document required to be filed with the Company under the Plan will be properly filed if delivered or mailed, postage prepaid, to the Company (or its delegate), at its principal executive offices. Any notice required under the Plan may be waived by the person entitled to notice.
1.9 Form of Election and Signature. Unless otherwise specified herein, any election or consent permitted or required to be made or given by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be made in writing or shall be given by means of such interactive telephone and/or computer system as the Plan Administrator may designate from time to time as the sole vehicle for executing regular transactions under the Plan (referred to generally herein as the "Phone System"). Each Participant shall have a personal identification number or "PIN" for purposes of executing transactions through the Phone System, and entry by a Participant of his PIN (with his Social Security Number) shall constitute his valid signature for purposes of any transaction the Company determines should be executed by means of the Phone System, including but not limited to, enrolling in the Plan, electing contribution rates, making investment choices, executing loan documents (if loans are permitted under the Plan), and consenting to a withdrawal or distribution. Any election made through the Phone System shall be considered submitted to the Plan Administrator on the date it is electronically transmitted, unless such transmission occurs after the applicable cut off date, as determined by the Company in its sole discretion, for the Phone System for that day, in which case it will be considered submitted on the next day on which the New York Stock Exchange is open for business.
1.10 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.
1.11 Action by Employers. Any action required or permitted to be taken by the Company or any other Employer which is a corporation shall be by resolution of its Board of Directors or a duly authorized committee thereof, or by a duly authorized officer of the Employer. Any action required or permitted to be taken by any Employer which is a partnership shall be by a general partner of such partnership or by a duly authorized officer thereof.
1.12 Plan Supplements. The provisions of the Plan as applied to any Employer or any group of employees of any Employer may be modified or supplemented from time to time by the Company by the adoption of one or more "Supplements". Each Supplement shall form a part of the Plan as of the Supplement's effective date. In the event of any inconsistency between a Supplement and the Plan document, the terms of the Supplement shall govern.
1.13 Defined Terms. Terms used frequently with the same meaning are defined throughout the Plan. The Index of Defined Terms attached hereto contains an alphabetical listing of all such terms and the subsections in which they are defined.
SECTION 2

Eligibility Service
2.1      Year of Eligibility Service.
(a) Effective on and after January 1, 2000, each employee, regardless of whether he is a full-time, part-time, seasonal or temporary employee, who has not already been credited with a Year of Eligibility Service under paragraph (b) below (or who has been so credited but who after the Effective Date is treated as a new hire pursuant to subsection 2.3) will have a Year of Eligibility Service at the end of the first Computation
Period during which he completes 1,000 Hours of Service
(without having to be employed on the last day of such Computation Period), with "Computation Period" for purposes of this paragraph (a) meaning the initial 12-month period beginning on the date the employee is first credited with an Hour of Service and each Plan
Year beginning after such date. For purposes of this paragraph (a), if an employee who terminates employment with the Employers and related Companies is reemployed, the Plan year containing his reemployment date will constitute a Computation Period, and if such employee is reemployed in a Computation Period that is different than the Computation Period in which he terminated employment, the twelve-month period beginning with his reemployment date will also be a Computation Period (in addition to the Plan Years beginning after his reemployment date).
(b) Prior to January 1, 2000, an employee was credited with a "Year of Eligibility Service" in accordance with the following, subject to the provisions of subsection 2.3:
(i) A full-time employee had a Year of Eligibility
Service on the anniversary of his date of hire by the Employers and Related Companies unless he was absent from their service for more than 12 months;
in the case of a full-time employee who was absent from service with the Employers and Related
Companies for more than 12 months, a Year of Eligibility Service equaled an aggregate of 365 days of employment with the Employers and Related
Companies.
(ii) A part-time, seasonal or temporary employee had a Year of Eligibility Service at the conclusion of a Computation Period during which he completed at least 1,000 Hours of Service (without the necessity of being still employed on the last day of such period). A "Computation Period" for this purpose was the initial 12-consecutive-month period commencing on the date an employee was first credited with an Hour of Service and each subsequent 12-month period commencing on the anniversary of the date he was first credited with an Hour of Service. An individual's Computation
Period remained the same, notwithstanding an absence from employment, unless such individual was treated as a new employee pursuant to subsection 2.3 (describing the rule of parity).
(c) Notwithstanding the provisions of paragraph (a) above, the following transition rules will apply to an employee hired before January 1, 2000 who has not completed a Year of Eligibility Service before January
1, 2000 (and who is not treated as a new hire under subsection 2.3):
(i) Such a full-time employee will have a Year of Eligibility Service on the anniversary of his date of hire by the Employers and Related Companies if his employment is uninterrupted (or is interrupted by an absence of less than 12 months); or, if his employment is interrupted by an absence greater than 12 months but not long enough to cause him to be treated as a new hire under subsection 2.3, he will be treated under paragraph 2.2(b) as an individual who has changed employment status; and
(ii) Such a part-time, seasonal or temporary employee hired before January 1, 2000 will have a Year of Eligibility Service at the end of the Computation
Period described in subparagraph 2.1(b)(ii) which overlaps the Effective Date if he is credited with at least 1,000 Hours of Service in such Computation Period, or, if he is not credited with at least 1,000 Hours of Service in such Computation Period, at the end of the first Plan
Year beginning on or after the Effective Date in which he is credited with at least 1,000 Hours of Service.
For purposes of this Section 2, a "full-time employee" is an employee who is regularly scheduled to work a full work week as determined by the rules established for his work location, and a "part-time, seasonal or temporary employee" is an employee who is not regularly scheduled to work a full week.
2.2 Changes in Employment Status and Application of Different Service Crediting Rules to the Determination of Eligibility for Periods Prior to January 1, 2000. For Purposes of subsections 2.1(b) and 2.1(c) in the event that an individual changes status from a full-time to a part-time, seasonal or temporary employee or vice-versa (whether in connection with a termination of employment or otherwise) the following rules shall apply, subject to the provisions of subsection 2.3.
(a) an employee who moves from part-time, seasonal or temporary status to full-time status shall be credited with the greater of (A) the period of elapsed-time service that would be credited under subparagraph
2.1(b)(i) during the Computation Period in which the transfer occurs or (B) the service creditable under subparagraph 2.1(b)(ii) as of the date of transfer; and
(b) An employee who moves from full-time to part-time, seasonal or temporary status shall receive credit for Hours of Service in the Computation Period in which the transfer occurs, determined by multiplying 45 by the number of weeks worked in any fractional part of a year credited under subparagraph 2.1(b)(i) immediately prior to the transfer.
For purposes of the foregoing, the transfer will be deemed to have occurred on the date the employee returns to work when the change in status occurs in connection with an interruption of active employment.
2.3 Treatment as New Employee After Consecutive One Year Breaks in Service. If an employee who has never become a Participant (and therefore does not have a nonforfeitable right to any benefit under the Plan) terminates employment with the Employers and Related Companies, and the number of his consecutive One Year Breaks in Service equals or exceeds seven (six in the case of an individual whose first 12 months of a Maternity or Paternity Absence are disregarded under subsection 2.5), then any Year of Eligibility Service (and any eligibility service not yet constituting a Year of Eligibility Service) earned prior to the first such One Year Break in Service shall be erased and, if he is later employed or reemployed by an Employer or a Related Company, he shall be considered a new employee for all purposes under the Plan. Notwithstanding the foregoing, an individual who was employed by the Company or a Related Company before 1998 and who terminates employment after having earned a Year of Eligibility Service and attained age 21 but before becoming a Participant by making contributions to the Plan shall retain his Year of Eligibility Service regardless of the length of his absence. The foregoing exception shall not apply to any individual who was hired before 1998 but who terminates employment with the Employers and Related Companies without having earned a Year of Eligibility Service.
2.4 Hour of Service. The term "Hour of Service" means, with respect to any employee, each hour for which he is paid or entitled to payment for the performance of duties for an Employer or a Related Company or for which back pay, irrespective of mitigation of damages, has been awarded to the employee or agreed to by an Employer or a Related Company, subject to the following:
(a) An employee or Participant shall be credited with the number of regularly scheduled working hours included in the time period on the basis of which payment to the Employee is calculated (or, if the number of such hours is not determinable, 8 Hours of Service per day (to a maximum of 40 Hours of Service per week)) for any period during which he performs no duties for an Employer or a Related Company (irrespective of whether the employment relationship has terminated) by reason of a vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence but for which he is directly or indirectly paid or entitled to payment by an Employer or a Related
Company; provided, however, that an employee or Participant shall not be credited with more than 501
Hours of Service under this paragraph (a) for any single continuous period during which he performs no duties for an Employer or a Related Company. Payments considered for purposes of the foregoing sentence shall include payments unrelated to the length of the period during which no duties are performed but shall not include payments made solely as reimbursement for medically related expenses or solely for the purpose of complying with applicable workmen's compensation, unemployment compensation or disability insurance laws.
(b) Hours of Service shall be calculated and credited pursuant to Department of Labor Regulation section
2530.200b-2, which is incorporated herein by reference.
2.5 One Year Break in Service. For an absence beginning before the Effective Date, the term "One Year Break in Service" means the 12-consecutive-month period commencing on the day after the day an employee's employment with the Employers and Related Companies is terminated for any reason, unless such absence constitutes a Maternity or Paternity Absence. With respect to paragraph 2.1(a), any absence of less than 12 months following such termination of employment shall be disregarded. An individual who is absent because of service in the U.S. Armed Forces will begin a One Year Break in Service on the 91st day following his discharge from military service, if he does not return to work within 90 days of such discharge. With respect to an individual whose absence from employment constitutes a Maternity or Paternity Absence, the term "One Year Break in Service" means the 12-consecutive-month period commencing on the second anniversary of the first day of such absence if he is not paid or entitled to payment for the performance of duties for an Employer or a Related Company during that 12-consecutive-month absence. The period between the first and second anniversaries of the first day of a Maternity or Paternity Absence shall not constitute a period of continuous Service.
The term "Maternity or Paternity Absence" means an employee's or Participant's absence from work because of the pregnancy of such individual, the birth of a child of such individual, the placement of a child with such individual in connection with the adoption of a child by such individual, or for purposes of caring for the child by such individual immediately following such birth or placement. The Plan Administrator may require the employee or Participant to furnish such information, as it considers necessary to establish that such individual's absence was a Maternity or Paternity Absence.
2.6 Military Absences. Notwithstanding any other provision of the Plan to the contrary, eligibility service shall be credited, and make-up contributions shall be permitted (and made), as required by section 414(u) of the Code.
2.7 Pre-Acquisition Service. By written resolution of the most senior executive of the Company with primary responsibility for employee benefit matters, regardless of title (the "Benefits Executive"), or by the terms of a stock or asset purchase agreement, merger agreement or other transaction document executed by the Company, the Company may recognize pre-acquisition service with, or pre-acquisition eligibility under a plan similar to the Plan of, a company which becomes a Related Company or the assets of which are acquired by a Related Company, for purposes of determining eligibility under the Plan. Such pre-acquisition service and/or eligibility shall be calculated in such manner as the Benefits Executive in his sole discretion shall determine.
SECTION 3

Participation in Plan
3.1 Eligibility for Participation. Subject to the terms and conditions of the Plan, each Eligible Employee who was a Participant in the Plan immediately prior to the Effective Date will continue as such. Each other Eligible Employee will become a "Participant" in the Plan on the latest of (i) the date he attains age 21, (ii) the first day following the date on which he has completed one Year of Eligibility Service, and (iii) the effective date of his election to participate in the Plan, provided he is still an Eligible Employee on such date. Each employee of an Employer is an "Eligible Employee" for any period in which he satisfies all of the following requirements:
(a) he belongs to a group of employees to whom participation in the Plan has been extended by the Company,
(b) he is not a member of a collective bargaining unit, unless the Plan has been extended to the collective bargaining unit under a currently effective collective bargaining agreement,
(c) he is not a person employed outside the United States who is neither a citizen nor a resident of the United
States, and
(d) he does not perform services for an Employer under a contract, agreement or arrangement that purports to treat him as either an independent contractor or the employee of a leasing organization or agency, even if he is subsequently determined (by judicial action or otherwise) to have instead been a common law employee of such Employer.
For purposes of paragraph (a) above, all employees of an Employer will be considered to belong to an eligible group unless the Company by written action of the Benefits Executive designates certain groups of employees or business units as ineligible to participate in the Plan.
Except as provided in subsection 2.3, if a Participant ceases to be an Eligible Employee for any reason, including termination of employment, and he again becomes an Eligible Employee, he will be eligible to recommence his participation in the Plan immediately upon again becoming an Eligible Employee. In the event an employee of an Employer or a Related Company who was not an Eligible Employee becomes an Eligible Employee, such employee will immediately be eligible to commence participation in the Plan if he has completed a Year of Eligibility Service and is at least age 21.
3.2 Commencement of Participation. Each Eligible Employee is required to make an election to participate in the Plan. An Eligible Employee may elect to commence participation in the Plan on the first day following the date he has satisfied all of the eligibility requirements set forth in subsection 3.1. If an Eligible Employee does not properly elect to commence participation on such date, he may commence his participation on any day thereafter. Any such election will be effective with the first payroll that is administratively feasible following such election.
3.3 Inactive Participation. If an individual ceases to meet the eligibility requirements of subsection 3.1, such individual shall be considered an inactive Participant in the Plan as long as any amount is credited to his Accounts under the Plan, and:
(a) no contributions shall be made by or for him under
Section 4 or Section 5; and
(b) except as otherwise expressly provided herein, he may not make a withdrawal under Section 10 after he ceases to be an employee of an Employer or a Related Company.
3.4 Plan Not Contract of Employment. The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee or Participant the right to be retained in the employ of any Employer nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.
3.5 Leased Employees. If a person satisfies the requirements of section 414(n) of the Code and applicable Treasury regulations for treatment as a "Leased Employee", such Leased Employee shall not be eligible to participate in this Plan but, to the extent required by section 414(n) of the Code and applicable Treasury regulations, such person shall be treated as if the services performed by him in such capacity were performed by him as an employee of a Related Company which has not adopted the Plan; provided, however, that no such service shall be credited for any period during which not more than 20% of the non-Highly Compensated workforce of the Employers and the Related Companies consists of Leased Employees and the Leased Employee is a participant in a money purchase pension plan maintained by the leasing organization which (i) provides for a non-integrated employer contribution of at least 10 percent of compensation,
(ii) provides for full and immediate vesting, and (iii) covers all employees of the leasing organization (beginning with the date they become employees), other than those employees excluded under section 414(n)(5) of the Code. For purposes of this subsection 3.5, "Highly Compensated" shall have the meaning set forth in subsection 8.11.
SECTION 4

Pre-Tax, After-Tax and Rollover Contributions
4.1 Pre-Tax Contributions. Subject to the limitations set forth in subsections 4.3 and 4.8 and Section 8 and such additional rules as the Company from time to time may establish on a uniform and nondiscriminatory basis, for any payroll period a Participant may elect to have his Eligible Compensation reduced by a whole percentage, and a corresponding amount contributed on his behalf to the Plan by his Employer as a "Pre-Tax Contribution", which amount shall not be less than 1 percent nor more than 21 percent of his Eligible Compensation (as defined in subsection 4.7) for that payroll period. Any election pursuant to this subsection 4.1 shall be effective as soon after it is entered into the Phone System as is administratively feasible.
4.2 After-Tax Contributions. Subject to the limitations set forth in subsections 4.3 and 4.8 and Section 8 and such additional rules as the Company from time to time may establish on a uniform and nondiscriminatory basis, for any payroll period a Participant may elect to make "After-Tax Contributions" to the Plan through payroll deductions in a whole percentage that is not less than 1 percent nor more than 10 percent of his Eligible Compensation for that payroll period. Any election pursuant to this subsection 4.2 shall be effective as soon after it is entered into the Phone System as is administratively feasible.
4.3 Total Pre-Tax and After-Tax Contributions. Notwithstanding the foregoing provisions of this Section 4, Pre-Tax Contributions made on behalf of a Participant and After-Tax Contributions made by such Participant for any payroll period may not together exceed 21 percent of his Eligible Compensation for such payroll period.
4.4 Payment of Pre-Tax and After-Tax Contributions. Pre-Tax Contributions and After-Tax Contributions shall be paid to the Trustee by the Employer on the earliest date on which such contributions can be reasonably and accurately segregated from the Employer's general assets with appropriate data confirmation to ensure proper crediting.
4.5 Modification, Discontinuance and Resumption of Pre-Tax or After-Tax Contributions. Subject to such rules and restrictions as the Company may establish on a uniform and nondiscriminatory basis, a Participant may adjust his Pre-Tax and/or After-Tax Contributions prospectively by entering into the Phone System, prior to the time such change is to be effective, an election to make any of the changes listed below:
(a) change his Pre-Tax and/or After-Tax Contribution rates within the limits specified above;
(b) discontinue making Pre-Tax and/or After-Tax
Contributions; or
(c) resume making Pre-Tax and/or After-Tax Contributions.
4.6 Rollover Contributions. A Participant may make a Rollover Contribution (as defined below) to the Plan, in cash, subject to the determination of the Company that such rollover satisfies the requirements of this subsection 4.6. Before approving a rollover, the Company may request from the Participant any documents which the Company, in its discretion, deems necessary. The term "Rollover Contribution" means a rollover contribution of all or part of a distribution which, under applicable provisions of the Code, is permitted to be rolled over to a qualified plan. In no event shall a Participant be permitted to make a Rollover Contribution of any amounts previously contributed to another plan by the Participant on an after-tax basis.
4.7 Compensation and Eligible Compensation. The Plan takes into account different items of compensation paid to Participants and Eligible Employees for different purposes. Generally, all items of taxable compensation are divided into the following five categories:
(a) regular pay, which includes (but is not limited to) hourly wages, salary, shift differential, standby pay, normal vacation pay, Sunday premium pay, business training pay;
(b) special pay, which includes (but is not limited to) vacation pay paid in a lump sum, taxable moving allowances and any related tax gross-up, merchandise and trip awards, cash prizes, tuition reimbursement, sign-up bonuses, "WOW" bonuses, finder's fees;
(c) annual bonus and regular incentive pay;
(d) deferred compensation, including amounts paid to or from any nonqualified deferred compensation plan sponsored by the Employers and Related Companies or any long-term incentive plan; and
(e) gain from the exercise of a nonqualified stock option or the lapsing of a restriction on Company stock awards.
All items in categories (a) and (c) that are paid to a Participant during a Plan Year or that would have been paid to a Participant during such Plan Year but for his Pre-Tax Contribution election under this Plan (or any other cash or deferred arrangement maintained by the Employers and Related Companies) or his salary reduction election under a cafeteria plan (within the meaning of section 125 of the Code) maintained by an Employer or Related Company, constitute "Eligible Compensation" for such Plan Year. All items in categories (a),
(b), and (c) (determined prior to any such pre-tax or salary reduction election) are considered to constitute "Compensation" within the meaning of Treas. Reg. Sec. 1.415-2(d) and sections 414(s) and 414(q) of the Code for purposes of applying the limits of Section 8 of the Plan. Items in categories (d) and (e) are not taken into account for any purpose under the Plan. Notwithstanding the foregoing, the term Eligible Compensation shall not include amounts paid after the date shown as the Participant's termination date on his Employer's payroll records.
4.8 Limitation on Compensation Taken Into Account For Any Plan Year. Only Eligible Compensation not exceeding for the relevant Plan Year the limit set forth in section 401(a)(17) of the Code for such Plan Year may be taken into account under
Section 4 or 5 of the Plan.
4.9 Residents of Puerto Rico. Participants who are residents of Puerto Rico may not make contributions on a pre-tax basis. Such Participants may make only After-Tax Contributions from 1 percent through 10 percent, in whole percentages, of Eligible Compensation. For purposes of subsections 5.1 and 5.8, such a Participant's After-Tax Contributions of up to the lesser of 5 percent of Eligible Compensation or an amount equal to the maximum amount of Pre-Tax Contributions permitted in accordance with subsection 4.1 will be treated in the same manner as Pre-Tax Contributions under the Plan. Any After-Tax Contributions in excess of the preceding limitations shall be treated as After-Tax Contributions for all purposes of the Plan. Accounting for such Participants, and other limitations of the Plan, shall be adjusted to reflect this fact.
SECTION 5

Employer Contributions
5.1 Amount of Employer Contribution. Subject to the terms and conditions of the Plan, including subsection 5.5 and Supplement C hereof, the "Employer Contribution" to the Plan for the Plan Year commencing January 1, 1999, and for each Plan Year thereafter shall be an amount equal to 70 percent of the Pre-Tax Contributions made on behalf of Participants for such Plan Year that do not exceed 5 percent of their Eligible Compensation, provided, however, that the Employer Contribution otherwise required under this subsection 5.1 for any Plan Year shall be reduced by the Fair Market Value of the ESOP Common Stock allocated to the Accounts of Participants in accordance with paragraph C-8(b) of Supplement C. For purposes of calculating the reduction described in the preceding sentence, the "Fair Market Value" of the ESOP Common Stock allocated to Participant Accounts for each quarter of a Plan Year shall be determined as of the last day of such calendar quarter and shall have the meaning set forth in subsection C-10 of Supplement C. The Employer Contribution shall be allocated to Participants' Accounts in accordance with the provisions of subsection 5.5.
5.2 Medium of Employer Contribution. The Employer Contribution will be made either in cash or in Common Stock, or partially in each. Except as provided in subsection 5.1, any Common Stock comprising a portion of the Employer Contribution shall be valued at the Fair Market Value thereof at the date or dates on which any contribution in that form is made.
5.3 Time of Employer Contribution. The Employer Contribution for a Plan Year will be made no later than the due date (including extensions thereof) for the filing of the federal income tax return of the Company for the tax year in which the last day of such Plan Year occurs.
5.4 Allocation of Employer Contribution To Employers. The share of each Employer in the Employer Contribution for any fiscal year shall equal the total sum credited out of such contributions to the Accounts of all Plan Participants who are employees of such Employer on the date as of which the contribution is credited.
5.5 Allocation of Employer Contribution Among Participants. Subject to the terms and conditions of the Plan, including paragraph 7.3(b), the Employer Contribution for a Plan Year will be allocated among and credited to the Accounts of Participants who made Pre-Tax Contributions during such Plan Year and who either
(a) were in the employ of the Employers and Related
Companies on December 31 of such Plan Year; or
(b) terminated employment with all Employers and Related Companies on or after attainment of age 55 and completion of 10 or more years of continuous service with the Employers, measured from the service date shown on the last Employer's payroll records, provided that the Company, by written action of the Benefits Executive, may waive the requirement of paragraph (a) above in the case of Participants who are employed by an Employer or a business unit which is sold to or merged or combined with another entity or otherwise disposed of in a business transaction and whose employment is terminated because of such transaction, as determined by such Benefits Executive in his sole discretion. Such allocation shall be made pro rata, according to the amount of each such Participant's Pre-Tax Contribution (not in excess of 5% of Eligible Compensation) for that Plan Year.
5.6 Qualified Matching Contributions. For each Plan Year any Employer may, but shall not be required to, contribute an additional percentage of the Pre-Tax Contributions made on behalf of Participants employed by such Employer who are not Highly Compensated (as defined in subsection 8.11). Any contribution made pursuant to this subsection 5.6 shall be referred to hereinafter as a "Qualified Matching Contribution". At the discretion of the Company, Qualified Matching Contributions may be tested under subsection 8.7 or 8.9 in accordance with applicable Treasury regulations.
5.7 Limitations on Amount of Employer Contributions. In no event shall the sum of any Pre-Tax Contributions, Employer Contributions and Qualified Matching Contributions made by an Employer for any Plan Year exceed the limitations imposed by
Section 404 of the Code on the maximum amount deductible on account thereof by the Employer for that year.
5.8 Payment of Employer Contributions. Each Employer's contributions under the Plan (other than Pre-Tax Contributions) for any Plan Year shall be paid to the Trustee, without interest, no later than the time prescribed by law for filing the Employer's federal income tax return, including any extensions thereof.
SECTION 6

Investment of the Trust Fund
6.1 Investment Funds. The Investment Committee shall establish and cause the Trustee to maintain one or more "Investment Funds" or "Funds" for the investment of Participants' Accounts. The Investment Committee in its discretion may add additional Investment Funds, may delete any Investment Fund or may change the investment strategy or categories of permitted investments of any Investment Fund without prior notice to Participants. One of the Investment Funds shall be a "Company Stock Fund" invested in Common Stock of the Company and cash or cash equivalents held for liquidity purposes.
6.2 Investment Fund Accounting. The Company shall maintain or cause to be maintained separate subaccounts for each Participant in each of the Investment Funds to separately reflect his interest in each such Fund and the portion of such interest that is attributable to each of his Accounts. The Company, in its sole discretion, may establish uniform rules for reporting the value of each such subaccount, including but not limited to using a "unit" measurement to reflect each Participant's interest in an Investment Fund that has the effect of blending the value of the cash or cash equivalents that comprise part of that Fund with the value of the securities in which the Fund is primarily invested.
6.3 Investment Fund Elections. At the time that a Participant enrolls in the Plan he may specify the percentage, in increments of 1%, of contributions subsequently credited to his Accounts that are to be invested in each of the Investment Funds in accordance with uniform rules established by the Company. Any such investment direction shall be deemed to be a continuing direction until changed by the Participant. During any period in which no such direction has been given in accordance with rules established by the Company, contributions credited to a Participant shall be invested in the Investment Funds as determined by the Company. A Participant may modify his investment direction prospectively by using the Phone System prior to the effective time of the change in accordance with uniform rules established by the Company.
The Plan is intended to satisfy the requirements of section 404(c) of ERISA with respect to Participants' investment elections. To the extent permitted by law, neither the Company, the Investment Committee, the Trustee, SIMCO nor any other fiduciary of the Plan shall be liable for any loss resulting from a Participant's exercise of his right to direct the investment of his Accounts.
6.4 Transfers Between Investment Funds. Subject to uniform rules established by the Company, each Participant may elect to transfer, prospectively, the value of his Accounts held in any Investment Fund to any other Investment Fund then made available to such Participant. Any such election shall be made by entering it into the Phone System prior to the time it is to be effective in accordance with uniform rules established by the Company. Notwithstanding the foregoing, amounts attributable to Employer Contributions invested in the Company Stock Fund may not be transferred to any other Investment Fund, except as provided in subsection C-9, and in no event may Employer Contributions (or any earnings thereon) be transferred while contingently allocated under paragraph 7.3(b).
6.5 Liquidity. In order to accommodate investment changes and other elections by Participants in a timely manner, a certain portion of each of the Investment Funds may be held in cash or cash equivalents. The percentage of assets held in each Investment Fund in cash or cash equivalents may differ from Fund to Fund and from time to time, as considered appropriate by the Investment Committee (or its delegate). The rate of return of each Investment Fund will be a combination of the short term earnings (or losses) on the cash portion of the Fund and the earnings (or losses) of the securities or other investments in which such Fund is primarily invested, determined in accordance with uniform rules established by the Investment Committee (or its delegate).
6.6 Voting and Tendering of Common Stock. Notwithstanding any other provisions of this Plan:
(a) Effective January 1, 1999, Common Stock held by the
Trustee shall be voted as follows:
(i) Before each meeting of the Company's shareholders, each Participant shall be furnished with a proxy statement for the meeting, together with an appropriate form on which the Participant may provide voting instructions (including instructions on matters not specified in the proxy statement which may come before the meeting) for the Common Stock allocated and contingently allocated under subsection 7.3(b) to the Participant's Accounts under the Plan on the Accounting Date coinciding with or next preceding the record date for such meeting for which the number of such shares has been provided to the Plan Administrator. Upon timely receipt of such instructions, such shares shall be voted as instructed.
(ii) Common Stock for which the Trustee does not receive timely voting instructions, including those shares which are not allocated to Participants' Accounts, shall be voted in the same proportion as all Common Stock held under the Plan
(including shares held in a separate trust fund) with respect to which directions are received by the Trustee.
(b) Tender and exchange rights with respect to Common Stock held by the Trustee shall be exercised as follows:
(i) Each Participant shall be furnished with a notice of any tender or exchange offer for, or a request or invitation for tender of, Common Stock, together with an appropriate form on which such Participant may instruct the Trustee with respect to the tender or exchange of Common Stock allocated and contingently allocated to his Accounts. Common Stock as to which the Trustee has received timely instructions shall be tendered or exchanged in accordance with such instructions.
(ii) Common Stock allocated to Participants' Accounts for which instructions are not timely received shall not be tendered or exchanged.
(iii) Shares of Common Stock which are not allocated to Participants' Accounts shall be tendered or exchanged by the Trustee in its sole discretion.
(c) The Company and the Trustee shall take all reasonable steps necessary to assure that Participants' individual directions shall remain confidential. Notwithstanding the foregoing, the Trustee shall provide such information with respect to the tender or exchange of Company Shares as an independent record keeper may require for operation of the Plan, if the recipient of such information agrees to keep such information confidential.
(d) The Trustee shall execute such ballots, proxies or other instruments as may be necessary or desirable in order to effectuate the provisions of this subsection
6.6.
6.7 Sale of Common Stock to the Company. If, because of distributions, withdrawals or transfers involving Common Stock in the Company Stock Fund, it is necessary or desirable for the Plan to sell Common Stock, the Trustee shall notify the Company. At the timely direction of an Investment Manager, the Trustee shall sell such Common Stock to the Company for cash. The sales price for the shares of Common Stock sold to the Company shall be no less than Fair Market Value as defined in subsection C-10 of Supplement C, and no commission shall be charged on such sale. The Company and the Trustee shall establish in writing such rules and procedures regarding such sales as are required to meet applicable laws.
SECTION 7

Plan Accounting
7.1 Participants' Accounts. The Company shall maintain the following "Accounts" in the name of each Participant:
(a) an "Employer Contribution Account," which shall reflect Employer Contributions, if any, made on his behalf and the income, losses, appreciation and depreciation and expenses attributable thereto;
(b) a "Pre-Tax Account," which shall reflect Pre-Tax Contributions, if any, made on his behalf and the income, losses, appreciation, depreciation and expenses attributable thereto;
(c) an "After-Tax Account," which shall reflect After-Tax contributions made by the Participant and the income, losses, appreciation, depreciation and expenses attributable thereto;
(d) a "Qualified Matching Account," which shall reflect
Qualified Matching Contributions, if any, made on his behalf, and the income, losses, appreciation, depreciation and expenses attributable thereto;
(e) a "Rollover Account," which shall reflect Rollover Contributions, if any, made by him and the income, losses, appreciation, depreciation and expenses attributable thereto.
In addition, the Company may maintain subaccounts within the Pre-Tax and After-Tax Accounts to distinguish contributions (and the earnings thereon) eligible to be matched from contributions (and the earnings thereon) above the matching limit, as well as subaccounts to reflect balances transferred to this Plan from another qualified plan that are subject to special rules. The Accounts and subaccounts provided for in this subsection 7.1 shall be for accounting purposes only, and there shall be no segregation of assets within the Investment Funds among the separate Accounts. Reference to the "balance" in a Participant's Accounts means the aggregate of the balances in the subaccounts maintained in the Investment Funds attributable to those Accounts.
7.2 Allocation of Fund Earnings and Changes in Value. As of each Accounting Date, interest, dividends and changes in value in each Investment Fund since the preceding Accounting Date shall be allocated to each Participant's subaccounts invested in such Investment Fund by adjusting upward or downward the balance of his subaccounts invested in such Investment Fund in the ratio which the subaccounts of such Participant invested in such Investment Fund bears to the total of the subaccounts of all Participants invested in such Investment Fund as of such Accounting Date, excluding therefrom, for purposes of this allocation only, all Pre-Tax, After-Tax, Employer, Qualified Matching and Rollover Contributions received since the preceding Accounting Date, so that the total of the subaccounts of all Participants in each Investment Fund shall equal the total value of such fund (exclusive of such contributions) as determined by the Trustee in accordance with uniform procedures consistently applied. The Plan will use a daily valuation system, which generally shall mean that Accounts will be updated each business day to reflect activity for that day, such as new contributions received by the Trustee, changes in Participants' investment elections, and changes in the unit value of the Investment Funds under the Plan. Such daily valuation is dependent upon the Plan's recordkeeper receiving complete and accurate information from a variety of different sources on a timely basis. Since events may occur that cause an interruption in this process, affecting a single Participant or a group of Participants, there shall be no guarantee by the Plan that any given transaction will be processed on the anticipated day. In the event of any such interruption, any affected transaction will be processed as soon as administratively feasible and no attempt shall be made to reconstruct events as they would have occurred absent the interruption, regardless of the cause, unless the Company in its sole discretion directs the Plan's recordkeeper to do so.
7.3 Allocation of Contributions. Subject to the provisions of Section 8, contributions shall be allocated as follows:
(a) Pre-Tax, After-Tax, and Rollover Contributions made on behalf of a Participant shall be allocated to that Participant's appropriate Accounts as of the Accounting
Date coinciding with the paycheck date to which such contribution relates.
(b) Employer Contributions described at subsection 5.1 for a Plan Year shall be allocated as of the last day of such Plan Year; provided, however, that
(i) Employer Contributions expected to be due with respect to Pre-Tax Contributions made for a calendar quarter (based on year to date information); reduced by
(ii) the Fair Market Value (as defined at subsection C-
10 of Supplement C and determined on the last day of the calendar quarter) of any allocation described at paragraph C-8(b) of Supplement C for such calendar quarter shall be contingently allocated to Participants' Accounts as of the last day of such calendar quarter. If a Participant receiving such a contingent quarterly allocation during a Plan Year fails to meet the requirements of subsection 5.5 as of the last day of the Plan Year, any amounts contingently allocated during such Plan Year shall reduce Employer contributions required at subsection 5.1 and shall be allocated in accordance with subsection 5.5, and any corresponding dividends (or dividend replacements under Supplement C) shall be forfeited.
(c) Any Qualified Matching Contributions made by an
Employer for a Plan Year shall be allocated as of the last day of that year by such Employer in accordance with subsection 5.6.
Notwithstanding the foregoing, unless the Company establishes uniform rules to the contrary, contributions made to the Plan shall share in the gains and losses of the Investment Funds only when received by the Trustee with verified data.
7.4 Correction of Error. In the event of an error in the adjustment of a Participant's Accounts, the Company, in its sole discretion, may correct such error by either crediting or charging the adjustment required to make such correction to or against income and expenses of the Trust for the Plan Year in which the correction is made or the Employer may make an additional contribution to permit correction of the error.
Except as provided in this subsection 7.4, the Accounts of other Participants shall not be readjusted on account of such error.
7.5 Statement of Plan Interest. As soon as practicable after the last day of each Plan Year and at such other intervals as the Company may determine, the Company shall provide each Participant with a statement reflecting the balances of his Accounts. Each Participant is responsible for reviewing his statement and any Participant who discovers an error shall bring it to the attention of the Company within 90 days of receipt of the statement. If a Participant does not bring errors in his statement to the attention of the Company within 90 days of receipt of his statement, the Participant will be deemed to have confirmed the accuracy of the statement.
SECTION 8

Limitations on Compensation, Contributions and Allocations
8.1 Reduction of Contribution Rates. To conform the operation of the Plan to sections 401(a)(4), 401(k)(3), 401(m)(2), 402(g) and 415(c) of the Code, the Company may establish limits on the Pre-Tax and After-Tax Contribution rates that may be elected by Participants, may unilaterally modify or revoke any Pre-Tax or After-Tax Contribution election made by a Participant pursuant to subsections 4.1 and 4.2, and may reduce the share of the Employer Contribution (even to zero) allocable to any Participant as a match pursuant to subsection 5.8. In the event that the Company determines, prior to the end of a Plan Year, that the limits it has imposed on Highly Compensated Participants to ensure compliance with sections 401(k)(3) and 401(m)(2) are more restrictive than necessary based upon preliminary testing results, the Company in its discretion may modify such limits prospectively and may also permit affected Participants to make additional contributions from Eligible Compensation payable during the remainder of such year, provided that no such Participant may contribute more, on an annual basis, than the effective annual rate of contribution permitted for Highly Compensated Participants as a group, applied against the maximum amount of Eligible Compensation permitted to be taken into account for that Plan Year under section 401(a)(17) of the Code.
8.2 Compensation for Limitation/Testing Purposes. Compensation as defined in subsection 4.7 shall be used in applying the limits set forth in this Section 8, provided that for purposes of subsections 8.3 and 8.11 Compensation for the entire Plan Year shall be used, but for purposes of subsection
8.7 and 8.9 only Compensation paid after an individual becomes eligible to participate in the Plan shall be used.
8.3 Limitations on Annual Additions. Notwithstanding any other provisions of the Plan to the contrary, a Participant's Annual Additions (as defined below) for any Plan Year shall not exceed an amount equal to the lesser of:
(a) $30,000 (as adjusted for cost-of-living increases under section 415(d) of the Code); or
(b) 25 percent of the Participant's Compensation for that Plan Year, determined without regard to the limitation under section 401(a)(17) of the Code, and calculated as if each Section 415 Affiliate (defined below) were a Related Company, reduced by any Annual Additions for the Participant for the Plan Year under any other defined contribution plan of an Employer or a Related Company or Section 415 Affiliate, provided that, if any other such plan has a similar provision, the reduction shall be pro rata. The term "Annual Additions" means, with respect to any Participant for any Plan Year, the sum of all contributions allocated to a Participant's Accounts under the Plan for such year, excluding Rollover Contributions and any Pre-Tax Contributions that are distributed as excess deferrals in accordance with subsection 8.6, but including any Pre-Tax, After-Tax or Employer Contributions treated as excess contributions or excess aggregate contributions under subsections 8.8 and 8.10. A Participant's Annual Additions with respect to Supplement C allocations shall be determined solely on the basis of contributions thereto without regard to the value of ESOP Common Stock released from the Suspense Account and, if no more than one third of the Employer Contributions which are deductible under section 404(a)(9) of the Code by reason of their application to make payments on an ESOP Loan are allocated to Highly-Compensated Participants, a Participant's Annual Additions shall not include any share of an Employer Contribution which is deductible under section 404(a)(9)(B) of the Code by reason of its application to the payment of interest on an ESOP Loan. The term Annual Additions shall also include employer contributions allocated for a Plan Year to any individual medical account (as defined in section 415(l) of the Code) of a Participant and any amount allocated for a Plan Year to the separate account of a Participant for payment of post-retirement medical benefits under a funded welfare benefit plan (as described in section 419A(d)(2) of the Code), which is maintained by an Employer or a Related Company or Section 415 Affiliate. "Section 415 Affiliate" means any entity that would be a Related Company if the ownership test of section 414 of the Code was "more than 50%" rather than "at least 80%".
8.4 Excess Annual Additions. If, as a result of a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of Pre-Tax Contributions that may be made with respect to a Participant under the limits of section 415 of the Code or such other mitigating circumstances as the Commissioner of Internal Revenue shall prescribe, the Annual Additions for a Participant for a Plan Year exceed the limitations set forth in subsection 8.3, the excess amounts shall be treated, as necessary, in accordance with Treas. Reg. Sec. 1.415-6(b)(6)(ii), after any After-Tax Contributions, and then any Pre-Tax Contributions, and any income, losses, appreciation or depreciation attributable to the foregoing, are first returned to the Participant to reduce the excess amount.
8.5 Combined Plan Limitation. If a Participant also participates in any defined benefit plan (as defined in section 415(k) of the Code) maintained by an Employer or a Related Company or Section 415 Affiliate, the aggregate benefits payable to, or on account of, the Participant under such plan together with this Plan will be determined in a manner consistent with section 415(e) of the Code, to the extent applicable for Plan Years before January 1, 2000. The benefit provided for the Participant under the defined benefit plan shall be adjusted to the extent necessary so that the sum of the "defined benefit fraction" and the "defined contribution fraction" (as such terms are defined in section 415(e) of the Code and applicable regulations thereunder) calculated with regard to such Participant does not exceed 1.0. For purposes of this subsection 8.5, all qualified defined benefit plans (whether or not terminated) of the Employers, Related Companies and Section 415 Affiliates shall be treated as one defined benefit plan.
8.6 Annual Limit on 401(k) Deferrals. In no event shall the Pre-Tax Contributions for a Participant under the Plan and any other elective deferrals (as defined in section 402(g)(3) of the Code) under any other cash-or-deferred arrangement maintained by an Employer or a Related Company for any taxable year exceed the maximum amount as may be permitted under section 402(g) of the Code. If during any taxable year a Participant is also a participant in any other cash-or-deferred arrangement, and if his elective deferrals made under such other arrangements together with his Pre-Tax Contributions made under the Plan exceed the maximum amount permitted for the Participant for that year under section 402(g) of the Code, the Participant, not later than March 1 following the close of such taxable year, may request the Company to direct the Trustee to distribute all or a portion of such excess to him, with any gains or losses allocable thereto for that Plan Year determined in accordance with any reasonable method adopted by the Company for that Plan Year that either (i) conforms to the accounting provisions of Section 7 and is consistently applied to the distribution of excess contributions under this subsection 8.6 and subsections 8.8 and 8.10 to all affected Participants, or (ii) satisfies any alternative method set forth in applicable Treasury regulations. Any such request shall be in writing and shall include adequate proof of the existence of such excess, as determined by the Company in its sole discretion. If the Company is so notified, such excess amount shall be distributed to the Participant no later than the April 15 following the close of the Participant's taxable year. In addition, if the applicable limitation for a Plan Year happens to be exceeded with respect to this Plan alone, or this Plan and another plan or plans of the Employers and Related Companies, the Company shall direct such excess Pre-Tax Contributions (with allocable gains or losses) to be distributed to the Participant as soon as practicable after the Plan Administrator is notified of the excess deferrals by an Employer or the Participant, or otherwise discovers the error (but no later than the April 15 following the close of the Participant's taxable year). Notwithstanding the foregoing provisions of this subsection 8.6, the dollar amount of any distribution due hereunder shall be reduced by the dollar amount of any Pre-Tax Contributions previously distributed to the same Participant pursuant to subsection 8.8; provided, however, that for purposes of subsections 8.3 and 8.7, the correction under this subsection 8.6 shall be deemed to have occurred before the correction under subsection 8.8.
8.7 Section 401(k)(3) Testing. For any Plan Year beginning on or after January 1, 1997, the amount by which the average of the Deferral Percentages (as defined below) for that Plan Year of each eligible employee who is Highly Compensated for that Plan Year (the "Highly Compensated Group Deferral Percentage") exceeds the average of the Deferral Percentages for that Plan Year of each eligible employee who is not Highly Compensated for that Plan Year (the "Non-highly Compensated Group Deferral Percentage"), shall be less than or equal to either (i) a factor of 1.25 or (ii) both a factor of 2 and a difference of 2.The "Deferral Percentage" for any eligible employee for a Plan Year shall be determined by dividing his Pre- Tax Contributions (and Qualified Matching Contributions, if applicable) for that Plan Year by his Compensation for that Plan Year (measured from the date he first becomes eligible to participate in the Plan and not the date he actually becomes a Participant), subject to the following special rules:
(a) any employee eligible to participate in the Plan at any time during a Plan Year in accordance with subsection
3.1 (without regard to any suspension imposed by any other provision hereunder) shall be counted, whether or not any Pre-Tax Contributions are made on his behalf for the year;
(b) the Deferral Percentage for any Highly Compensated Participant who is eligible to participate in the Plan and who is also eligible to make elective deferrals under one or more other arrangements described in section 401(k) of the Code that are maintained by an Employer or a Related Company for a plan year that ends with or within the same calendar year as the Plan Year
(other than a plan subject to mandatory disaggregation under applicable Treasury regulations) shall be determined as if all of such elective deferrals were made on his behalf under the Plan;
(c) Pre-Tax Contributions distributed to a Participant as excess deferrals under subsection 8.6 shall be counted in determining such Participant's Deferral Percentage, except in the case of a distribution to a Non-highly
Compensated Participant required to comply with section
401(a)(30) of the Code;
(d) if this Plan is aggregated with one or more other plans for purposes of section 410(b) of the Code (other than the average benefit percentage test), this subsection
8.7 shall be applied as if all such plans were a single plan; provided, however, that for Plan Years beginning after 1989, such aggregated plans must all have the same plan year,
(e) all Participants who are members of collective bargaining units shall be tested separately under this subsection 8.7.
8.8 Correction Under Section 401(k) Test. In the event that the Highly Compensated Group Deferral Percentage for any Plan Year does not initially satisfy one of the tests referred to in subsection 8.7, the Company shall direct the Trustee to distribute to Highly Compensated Participants enough of their Pre-Tax Contributions under the leveling method (first reducing the Participant with the highest dollar contribution and then the next highest, and so forth) described in applicable Treasury regulations and notices, along with allocable income determined in accordance with such notices or regulations, so that the Highly Compensated Group Deferral Percentage meets one of the tests referred to in subsection 8.7. The amounts to be distributed to any Participant pursuant to this subsection 8.8 shall be reduced by the amount of any Pre-Tax Contributions distributed to him for the taxable year ending with or within such Plan Year pursuant to subsection 8.6. The Company shall take such actions and cause any distribution to be made no later than the close of the Plan Year following the Plan Year for which the excess contributions were made.
8.9 Section 401(m)(2) Testing. For any Plan Year beginning on or after January 1, 1997, the amount by which the average of the Contribution Percentages (as defined below) for that Plan Year of each eligible employee who is Highly Compensated for that Plan Year (the "Highly Compensated Group Contribution Percentage") exceeds the average of the Contribution Percentages for that Plan Year of each eligible employee who is not Highly Compensated for that Plan Year (the "Non-highly Compensated Group Contribution Percentage") shall be less than or equal to either
(i) a factor of 1.25 or (ii) both a factor of 2 and a difference of 2. The "Contribution Percentage" for any eligible employee for a Plan Year shall be determined by dividing his total After-Tax Contributions and Employer Contributions (and, if applicable, Qualified Matching Contributions) for that Plan Year by his Compensation for that Plan Year (measured from the date he first becomes eligible to join the Plan and not the date he actually becomes a Participant), subject to the following special rules:
(a) any employee eligible to participate in the Plan at any time during a Plan Year in accordance with subsection
3.1 (without regard to any suspension imposed by any other provision hereunder) shall be counted, regardless of whether any After-Tax, Employer or Qualified
Matching Contributions are made by him for the year;
(b) the Contribution Percentage for any Highly Compensated Participant who is eligible to participate in the Plan and who is also eligible to participate in one or more other qualified plans maintained by an Employer or a Related Company with a plan year that ends with or within the same calendar year as the Plan Year (other than a plan subject to mandatory disaggregation under applicable Treasury regulations) with after-tax or matching contributions shall be determined as if all such contributions were made under the Plan;
(c) if this Plan is aggregated with one or more other plans for purposes of section 410(b) of the Code (other than the average benefit percentage test), this subsection
8.9 shall be applied as if all such plans were a single plan; provided, however, that such aggregated plans must all have the same plan year; and
(d) members of collective bargaining units shall be excluded from testing under this subsection 8.9.
8.10 Correction Under Section 401(m) Test. In the event that the Highly Compensated Group Contribution Percentage for any Plan Year does not initially satisfy one of the tests referred to in subsection 8.9, the Company shall direct the Trustee to distribute to the Highly Compensated Participants enough of their After-Tax Contributions and Employer Contributions under the leveling method (first reducing the Participant with the highest dollar amount of contributions, and then the next highest and so forth) described in applicable Treasury notices and regulations, along with allocable income determined in accordance with such notices or regulations, so that the Highly Compensated Group Contribution Percentage meets one of the tests referred to in subsection 8.9. Any such corrective distribution shall be made first from any Employer Contribution attributable to Pre-Tax Contributions that have to be returned pursuant to subsections 8.4, 8.6 or 8.8, second from After-Tax Contributions, then (if necessary) from any other Employer Contributions. The Company shall make any necessary distribution no later than the close of the Plan Year following the Plan Year in which such excess aggregate contributions were contributed.
8.11 Highly Compensated. An employee or Participant shall be "Highly Compensated" for any Plan Year beginning on or after January 1, 1997 if he:
(a) was at any time a 5 percent owner of an Employer or a Related Company during that or the preceding Plan Year;
or
(b) received Compensation in excess of $80,000 (indexed for cost-of-living adjustments under section 415(d) of the
Code) for the preceding Plan Year.
8.12      Forfeiture of "Orphan" Matching Employer
Contributions. In the event that any Pre-Tax Contributions are distributed to a Participant to correct a situation where there are excess annual additions, excess deferrals, excess contributions or excess aggregate contributions pursuant to subsections 8.4, 8.6, 8.8 or 8.10, any Employer Contributions allocated as a match with respect to such Pre-Tax Contributions and not already returned in accordance with subsection 8.10 shall be forfeited and used to reduce future Employer Contributions required at subsection 5.1 and shall be allocated in accordance with subsection 5.5.

SECTION 9

Vesting and Termination Dates
9.1      Vested Interest.  Except as provided in paragraph
7.3(b) or subsection 8.12 a Participant at all times shall have a fully vested, nonforfeitable interest in all of this Accounts.
9.2 Termination of Employment. If a Participant's employment is terminated for any reason, his "Termination Date" generally will be the last day for which he is paid wages or salary for services performed for an Employer or Related Company, unless he is terminated while on an unpaid leave of absence, in which case his Termination Date will be the day as of which he is notified by his Employer of his termination or he resigns (whichever is applicable).

SECTION 10

Withdrawals While Employed
10.1 Partial Withdrawals from the Plan Without Terminating Employment. No more frequently than once in any six month period, a Participant may elect to withdraw from the Plan, without terminating employment, an amount specified by him, which amount shall be no less than $250 (or the remaining balance available for withdrawal in the Participant's account if less than $250) and shall not exceed the balance of such Participant's Accounts reduced by the following:
(a) Any Employer Contributions (and the earnings thereon) contingently allocated under paragraph 7.3(b);
(b) If he has not participated in the Plan for at least 5 years, an amount equal to the Employer Contributions credited to his Accounts for the last two Plan Years;
and
(c) If he has not attained age 59 1/2 , all Pre-Tax
Contributions and any earnings attributable thereto.
In addition, a Participant who has not attained age 59 1/2 and is confronted by a Hardship (as defined below) may withdraw his Pre-Tax Contributions (up to the amount required by such Hardship), but not the earnings on his Pre-Tax Contributions, provided he has first withdrawn all other amounts then available under the Plan. In the event that a Participant becomes "permanently and totally disabled," such Participant may at any time withdraw his Accounts under the Plan. A Participant is "permanently and totally disabled" if he is unable to perform each of the material duties of his regular occupation with Sears as determined by the Committee on the basis of a written opinion by a licensed physician selected by the Committee.
10.2 Hardship. For purposes of subsection 10.1 above, a withdrawal will not be considered to be made on account of "Hardship" unless the withdrawal is requested because of an immediate and heavy financial need of the Participant caused by one of the following:
(a) medical expenses described in section 213(d) of the Code incurred by the Participant, his spouse, or any dependents of the Participant (as defined in section
152 of the Internal Revenue Code) or necessary for such persons to obtain such medical care;
(b) purchase (excluding mortgage payments) of a principal residence for the Participant;
(c) payment of tuition (and related expenses) for the next
12 months of postsecondary education for the Participant, his spouse, children or dependents;
(d) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence;
(e) expenses directly related to serious damage to the principal residence of the Participant caused by a catastrophic event such as fire, flood, hurricane or earthquake;
(f) funeral expenses of a family member; or
(g) such other deemed immediate and heavy financial need established from time to time by the Commissioner of Internal Revenue.
To be considered a Hardship withdrawal under subsection 10.1, the withdrawal must also be necessary to satisfy the immediate and heavy financial need of the Participant, and will be so deemed if the Participant represents to the Company (or its delegate) in writing that the need cannot be relieved:
(h) through reimbursement or compensation by insurance or otherwise;
(i) by reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself give rise to an immediate and heavy financial need;
(j) by ceasing to make contributions to the Plan (or any other deferred compensation plan); or
(k) by borrowing on reasonable commercial terms.
10.3 Sources of Withdrawals. Any partial withdrawal will be made from, and will be charged to, the withdrawing Participant's Accounts, subject to the limits on amounts available for partial withdrawals set forth in subsection 10.1: first, from the portion of the Participant's Accounts reflecting his After-Tax Contributions made prior to January 1, 1987; next, from the portions of the Participant's Accounts reflecting his After-Tax Contributions made after December 31, 1986 and reflecting the earnings on such After-Tax Contributions; next, from the portion of the Participant's Accounts reflecting the earnings on his After-Tax Contributions made prior to January 1, 1987 and from the portion of the Participant's Accounts reflecting Employer Contributions; and, finally, from the portion of the Participant's Accounts reflecting his Pre-Tax Contributions. Unless otherwise requested by the Participant, his various investment subaccounts will be charged in the order and in such proportions as the Plan Administrator may specify. A Participant who makes a withdrawal may elect to have any specified amounts which would otherwise be payable to him in cash used by the Trustee to purchase and distribute whole shares of Common Stock to the Participant at a price determined in accordance with subsection 5.1. Requests for payment in Common Stock may be required to be processed as two separate transactions within the Phone System, the first being an investment transfer and the second being the actual withdrawal; both transactions may occur on the same Accounting Date.
10.4 Method of Making Elections, Revocations, etc. All actions required of, or permitted to be taken by, Participants under this Section 10 shall be made through the Phone System, and in the case of a Hardship withdrawal, shall be followed by whatever written forms and documentation the Company deems appropriate.

SECTION 11

Withdrawals After Termination of Employment
11.1 Withdrawals by and Distributions to Participants After Termination of Employment. When a Participant's Termination Date occurs (for a reason other than his death), his Accounts shall be distributed or withdrawn in accordance with the following provisions of this Section 11.
(a) If the value of the Participant's Accounts does not exceed $5,000, and did not exceed $5,000 at the time of any prior distribution or withdrawal, his Accounts will be distributed to him in a lump sum payment as soon as practicable after the Plan's Recordkeeper is notified of his termination of employment.
(b) If the value of the Participant's Accounts exceeds
$5,000, the Participant may withdraw his Accounts on the Distribution Date (as defined in paragraph (c) below) he elects, in a lump sum; provided, however, that such a Participant may make a partial withdrawal of a portion of his Accounts during the first fifteen months following his termination of employment, deferring payment of the rest of his Accounts until such later Distribution Date as he elects (within the limits set forth in this Section 11). In the case of all Participants, other than a Participant who retired prior to January 1, 2000, a partial withdrawal under this paragraph 11.1(b) may be made no more frequently than once in any six months period and may be in an amount no less than $250 (or the balance available for withdrawal if less).
(c) A Participant's "Distribution Date" shall mean the date as of which a payment is made to him pursuant to this
Section 11, without regard to any administrative delay.
A Participant may elect that his Distribution Date occur on any Accounting Date occurring after his Termination Date (but not later than the date on which he attains age 70), provided that no election of a Distribution Date will be valid if it is made more than 90 days prior to such date.
11.2 Distributions to Beneficiaries. If a Participant dies while his Accounts remain undistributed, payment of his Accounts will be made to his Beneficiary or Beneficiaries as soon as practicable after the Recordkeeper receives confirmation of his death.
11.3      Limits on Commencement and Duration of Distributions.
The following distribution rules shall be applied in accordance with sections 401(a)(9) and 401(a)(14) of the Code and applicable regulations thereunder, including the minimum distribution incidental benefit requirement of Treas. Reg. Sec. 1.401(a)(9)-2, and shall supersede any other provision of the Plan to the contrary:
(a) Unless the Participant elects otherwise, in no event shall distribution commence later than 60 days after the close of the Plan Year in which the latest of the following events occurs: the Participant's attainment of age 65, or the Participant's Termination Date. The failure of a Participant to consent to a distribution is deemed to be an election to defer commencement of payment for purposes of the preceding sentence.
(b) Notwithstanding any other provision herein to the contrary, distribution of a Participant's Accounts shall be made to him (or on his behalf) in the form of a lump sum distribution on or before his Required
Beginning Date (as defined below).  A Participant's
"Required Beginning Date" is April 1 of the calendar year following the calendar year in which he attains age 701/2 or terminates employment, whichever is later.
11.4 Beneficiary Designations. The term "Beneficiary" shall mean the Participant's surviving spouse. However, if the Participant is not married, or if the Participant is married but his spouse consents (as provided below) to the designation of a person other than the spouse, the term Beneficiary shall mean such person or persons as the Participant designates to receive his Accounts upon his death. Such designation may be made, revoked or changed (without the consent of any previously-designated Beneficiary except his spouse) only by an instrument signed by the Participant and filed with the Recordkeeper prior to his death. A spouse's consent to the designation of a Beneficiary other than the spouse shall be in writing, shall acknowledge the effect of such designation, shall be witnessed by a notary public and shall be effective only with respect to such consenting spouse. In default of such designation, or at any time when there is no surviving spouse and no surviving
Beneficiary designated by the Participant, his Beneficiary shall be his estate. For purposes of the Plan, "spouse" means the person to whom the Participant is legally married at the relevant time. Notwithstanding the foregoing provisions of this subsection 11.4, no spousal consent to the designation of a person other than, or in addition to, the spouse as Beneficiary shall be required if it is established to the satisfaction of the Plan Administrator that the spouse's consent cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as may be prescribed in applicable Treasury regulations.
11.5 Distribution Only Upon Separation From Service. Notwithstanding any other provision of the Plan to the contrary, a Participant may not commence distribution of the portion of his Accounts attributable to his Pre-Tax Contributions pursuant to this Section 11 prior to the date he attains age 59 1/2, even though his employment with the Employers and Related Companies has terminated, unless or until he also has a "separation from service" within the meaning of section 401(k)(2)(B) of the Code.
The foregoing restriction shall not apply, however, if the Participant's termination of employment occurs in connection with either (a) the sale by an Employer or a Related Company to an unrelated corporation of at least 85% of the assets of a trade or business or (b) the disposition of its interest in a subsidiary to an unrelated entity, and the requirements for distribution under applicable Treasury regulations on account of such sale or disposition are met.
11.6 Form of Payment. Distributions from the Company Stock Fund shall be made in cash unless the Participant elects to have all or a portion of his interest in such fund distributed in shares of Common Stock. Distributions from the other Investment Funds shall be made in cash, unless the Participant elects that some or all of such cash be converted to Common Stock.
11.7 Facility of Payment. Notwithstanding the provisions of subsections 11.1 and 11.2, if, in the Company's opinion, a Participant or other person entitled to benefits under the Plan is under a legal disability or is in any way incapacitated so as to be unable to manage his financial affairs, the Plan
Administrator may direct the Trustee to make payment to a relative or friend of such person for his benefit until claim is made by a conservator or other person legally charged with the care of his person or his estate. Thereafter, any benefits under the Plan to which such Participant or other person is entitled shall be paid to such conservator or other person legally charged with the care of his person or his estate.
11.8      Interests Not Transferable.  The interests of
Participants and other persons entitled to benefits under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated or encumbered, except in the case of a properly documented levy of the Internal Revenue Service, required tax withholding or qualified domestic relations orders that relate to the provision of child support, alimony or marital rights of a spouse, child or other dependent and which meet such other requirements as may be imposed by section 414(p) of the Code or regulations issued thereunder. Notwithstanding any other provision of the Plan to the contrary, distribution of the entire portion of a Participant's Accounts awarded to his alternate payee may be made in a lump sum payment, as soon as practicable after the Company
(or its delegate) determines that such order is qualified, without regard to whether the Participant would himself be entitled under the terms of the Plan to withdraw or receive a distribution of such lump sum amount at that time, but only if the terms of the order provide for such immediate distribution either specifically or by general reference to any manner of distribution permitted under the Plan.
11.9      Absence of Guaranty.  None of the Company, the
Trustee, or the Employers in any way guarantee the assets of the Plan from loss or depreciation, or guarantee any payment to any person. The liability of the Trustee to make any payment is limited to the available assets of the Plan held under the Trust.
11.10      Missing Participants or Beneficiaries.  Each
Participant and each designated Beneficiary must file with the Recordkeeper from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to a Participant or designated Beneficiary at his last post office address filed with the Recordkeeper, or, in the case of a Participant, if no address is filed with the Recordkeeper, then at his last post office address as shown on the Employers' records, will be binding on the Participant and his designated Beneficiary for all purposes of the Plan. None of the Company, the Employers, or the Trustee will be required to search for or locate a Participant or designated Beneficiary.
11.11 Direct Rollover Option. In accordance with uniform rules established by the Company, each Participant, surviving spouse of a Participant or alternate payee under a qualified domestic relations order within the meaning of section 414(p) of the Code who is due to receive an eligible rollover distribution from the Plan may direct the Plan Administrator to transfer all or a portion of such distribution directly to another eligible retirement plan. For purposes of this subsection, the terms "eligible rollover distribution" and "eligible retirement plan" as applied to any such individual shall have the meaning accorded such terms under section 401(a)(31) of the Code (or any successor provision thereto) and applicable regulations thereunder.

SECTION 12

No Reversion to Employers
No part of the corpus or income of the Trust shall revert to the Employers or be used for, or diverted to, purposes other than the exclusive benefit of Participants and Beneficiaries, subject to the following:
(a) Employer contributions under the Plan are conditioned upon the deductibility of the contributions under section 404 of the Code, and, to the extent any such deduction is disallowed, the Trustee shall, upon written request of the Employer, return the amount of any contribution (to the extent disallowed), reduced by the amount of any losses thereon, to the Employer within one year after the date the deduction is disallowed.
(b) If a contribution or any portion thereof is made by an Employer by a mistake of fact, the Trustee shall, upon written request of that Employer, return the amount of such contribution or portion, reduced by the amount of any losses thereon, to that Employer within one year after the date of payment.
(c) If, upon termination of the Plan, any amounts are held under the Plan in a suspense account pursuant to Treas.
Reg. Sec. 1.415-6(b)(6)(ii) and such amounts may not be credited to the Accounts of Participants, such amount will be returned to the Employers as soon as practicable after the termination of the Plan.

SECTION 13

Administration
13.1 Administrative Authority. The Company shall be the Plan Administrator of the Plan and shall have the following discretionary authority, powers, rights and duties in addition to those vested in it elsewhere in the Plan or Trust Agreement:
(a) to adopt such rules of procedure and regulations as, in its opinion, may be necessary for the proper and efficient administration of the Plan and as are consistent with the provisions of the Plan;
(b) to enforce the Plan in accordance with its terms and with such applicable rules and regulations it may adopt;
(c) to determine conclusively all questions arising under the Plan, including the power to determine the eligibility of employees and the rights of Participants and other persons entitled to benefits under the Plan and their respective benefits, to make factual findings and to remedy ambiguities, inconsistencies or omissions of whatever kind;
(d) to maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Company may decide;
(e) to direct all payments of benefits under the Plan;
(f) to perform the functions of a "plan administrator", as defined in section 414(g) of the Code, for all purposes of the Plan, including for purposes of establishing and implementing procedures to determine the qualified status of domestic relations orders (in accordance with the requirements of section 414(p) of the Code) and to administer distributions under such qualified orders;
(g) to employ agents, attorneys, accountants or other persons (who may also be employed by or represent the Employers) for such purposes as the Company considers necessary or desirable to discharge its duties;
(h) to establish a claims procedure in accordance with
section 503 of ERISA; and
(i) to furnish the Employers, the Investment Committee and the Trustee with such information with respect to the Plan as may be required by them for tax or other purposes.
The certificate of an officer of the Company that the Company has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.
13.2 Delegation of Administrative Responsibilities and Powers. In exercising its authority to control and manage the operation and administration of the Plan, the Company may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked at any time.
13.3 Uniform Rules. In managing the Plan, the Company shall uniformly apply rules and regulations adopted by it to all persons similarly situated.
13.4 Information to be Furnished to Company. The other Employers and Related Companies shall furnish the Company such data and information as may be required for it to discharge its duties. The records of the Employers and Related Companies as to an employee's or Participant's period of employment, termination of employment and the reason therefor, leave of absence, reemployment and Eligible Compensation shall be conclusive on all persons unless the Participant satisfactorily demonstrates that such records are incorrect. Participants and other persons entitled to benefits under the Plan must furnish to the Company such evidence, data or information as the Company considers desirable to carry out the Plan.
13.5 Company's Decision Final. Any interpretation of the Plan and any decision on any matter within the discretion of the Company made by the Company (or its delegate) shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Company shall make such adjustment on account thereof as it considers equitable and practicable.
13.6 Exercise of Company's Duties As Plan Administrator. Notwithstanding any other provisions of the Plan, the Company shall discharge its duties hereunder solely in the interests of the Participants and other persons entitled to benefits under the Plan, and:
(a) for the exclusive purpose of providing benefits to Participants and other persons entitled to benefits under the Plan; and
(b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.
13.7 Administrative Expenses. Except as otherwise determined by the Company, the reasonable expenses of administering the Plan and the fees and expenses incurred in connection with the collection, administration, management, investment, protection and distribution of the Plan assets under the Trust shall be paid directly by the Trust out of Plan assets or, if paid by one or more Employers, reimbursed by the Trust, to the maximum extent permitted by law, and shall be allocated to Participant's accounts in accordance with rules established by the Company in its sole discretion.
13.8 Indemnification of Individuals Acting on Behalf of the Company. To the extent not reimbursed by any applicable insurance policy, any person acting on behalf of the Company with respect to the Plan shall be indemnified by the Employers against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against any of them by reason of the performance of such function if the individual did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises.
13.9 The Trustee. Title to all assets of the Plan will be held in trust by one or more trustees appointed by the Company for the uses and purposes set forth herein. The powers, duties and responsibilities of the trustees are set forth more fully in one or more trust agreements between the Company and the trustees.
13.10 The Investment Committee. Except as otherwise provided in the trust agreement between the Company and the Trustee, all of the assets of the Plan shall be managed and controlled by the Investment Committee, which shall consist of one or more individuals, none of whom shall be a Trustee. The members of the Investment Committee shall be appointed by the Company and shall serve at the pleasure of the Company. The powers, duties and responsibilities of the Investment Committee are set forth more fully in the trust agreement between the Company and the Trustee.
13.11 General Powers, Rights and Duties of the Investment Committee. Except as otherwise specifically provided and in addition to the powers, rights and duties specifically given to the Investment Committee elsewhere herein and in the trust agreement, the Investment Committee shall have the following rights, powers and duties:
(a) To direct the Trustee to the extent required under the terms of any trust agreement with respect to the acquisition, retention and disposition of Plan assets and with respect to the exercise of investment powers, authorities and discretions relating to such assets;
provided, however, that subject to the other provisions of the Plan (including Supplement C), the Trustee shall invest that portion of the assets of the Plan consisting of Employers' Contributions and earnings thereon in Common Stock to the end that, in the largest measure possible, Participants may share in the earnings of the Company and acquire a proprietary interest therein.
(b) To furnish the Trustee and the Company with such information as may be required by them for any purpose related to the Plan.
(c) To adopt such rules of procedure and regulations as in the Investment Committee's opinion may be necessary for the proper and efficient performance of the Committee's duties and responsibilities.
(d) To appoint an Executive Director--Investments, and a Secretary, who may, but need not, be members of the Investment Committee, and to employ such other agents, attorneys, accountants, investment advisors and other persons and to delegate to them and allocate among them, in writing, such powers, rights and duties as the Investment Committee may consider necessary or advisable to properly carry out the Investment
Committee's responsibilities, and in the same manner to revoke such delegation and allocation; the acceptance of such written allocation or delegation shall also be in writing; any action of the delegate or person to whom responsibilities have been allocated shall have the same force and effect for all purposes hereunder as if such action had been taken by the Investment
Committee; neither the Investment Committee nor any of its members shall be liable for the acts or omissions of such delegates or persons to whom responsibilities have been allocated except as required by law.
(e) Without limiting the generality of (d) above, to appoint one or more investment managers as defined in section 3(38) of ERISA ("Investment Manager") to manage
(with power to acquire and dispose of) the assets of the Plan, any of which Investment Managers may or may not be a subsidiary of the Company, and to delegate to any such Investment Manager all of the powers, authorities and discretions granted to the Investment
Committee hereunder or under the trust agreement
(including the power to delegate and, in the case of SIMCO, the power, with prior notice to the Investment
Committee, to appoint an Investment Manager), in which event any direction to the Trustee from any duly appointed Investment Manager with respect to the acquisition, retention or disposition of Plan assets shall have the same force and effect as if such direction had been given by the Investment Committee, and to remove any Investment Manager; provided, however, that the power and authority to manage, acquire, or dispose of any asset of the Plan shall not be delegated except to an Investment Manager, and provided further that the acceptance by any Investment
Manager of such appointment and delegation shall be in writing, and the Investment Committee shall give notice to the Trustee, in writing, of any appointment of, delegation to or removal of an Investment Manager.
13.12 Manner of Action by Investment Committee. In the performance of the Investment Committee's duties, the following provisions shall apply where the context admits:
(a) An Investment Committee member, by written instrument, may delegate any or all of his rights, powers, duties or discretions to any other Committee member, with the consent of the latter.
(b) The Investment Committee may act by meeting or by a written instrument signed without meeting and may execute any document by signing one document or concurrent documents. Actions of the Investment
Committee may be communicated by telephone by the Secretary of the Investment Committee, a majority of the members of the Investment Committee or any member of the Investment Committee designated by a majority of the members of the Investment Committee.
(c) An action or decision of a majority of the members of the Investment Committee as to a matter shall be as effective as if taken or made by all members of the Investment Committee, but, except to the extent otherwise expressly provided by law, no member of the Investment Committee who dissents from any action or decision of the majority of the Investment Committee shall be liable or responsible for such action.
(d) If, because of the number qualified to act, there is an even division of opinion among the members of the Investment Committee as to any matter, a disinterested party selected by the Investment Committee shall decide the matter and his decision shall control.
(e) The certificate of the Secretary of the Investment
Committee or of a majority of the members of the Investment Committee that the Investment Committee has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.
13.13 Liabilities and Responsibilities of the Trustee, Investment Committee and Employers. Any final judgment or decree which may be rendered against the Plan, the Trustee, the Investment Committee or any other fiduciary with respect to the Plan which is not predicated upon a breach of fiduciary responsibility shall be satisfied from the Plan's assets, and not from the individual assets of the Trustee, the members of the Investment Committee or other fiduciaries. No Employer shall have any responsibility or liability whatsoever with reference to the management or conduct of the business of the Plan, or for any act or failure to act on the part of the Trustee, any member of the Investment Committee, any Investment Manager or any other fiduciary or their agents and employees, except that the Company shall be responsible for the acts it performs (or fails to perform) in its capacity as Plan Administrator (unless any such responsibility has been delegated to another person in accordance with the provisions of subsection 13.2).

SECTION 14

Amendment and Termination
14.1 Amendment. While it is expected that the Plan will be continued, either the Company or a duly authorized committee or officer thereof may terminate the Plan or amend it from time to time, except that no amendment will reduce a Participant's interest in the Plan to less than an amount equal to the amount he would have been entitled to receive if he had resigned from the employ of the Employers and the Related Companies on the day of the amendment, and no amendment will eliminate an optional form of benefit with respect to a Participant except as otherwise permitted by law.
14.2 Termination. The Plan will terminate as to all of the Employers on any day specified by the Company upon advance written notice of the termination given to the Employers. Employees of an Employer shall cease active participation in the Plan (and will be treated as inactive Participants in accordance with subsection 3.3) on the first to occur of the following:
(a) the date on which that Employer ceases to be an Employer by appropriate action taken by the Company or by such Employer;
(b) the date that Employer is judicially declared bankrupt or insolvent; or
(c) the dissolution, merger, consolidation, reorganization or sale of that Employer, or the sale of all or substantially all of the assets of an Employer, except that, subject to the provisions of subsection 14.3, with the consent of the Company, in any such event arrangements may be made whereby the Plan will be continued by any successor to that Employer or any purchaser of all or substantially all of that Employer's assets, in which case the successor or purchaser will be substituted for the Employer under the Plan.
14.3 Merger and Consolidation of the Plan, Transfer of Plan Assets, Acceptance of Transfers from Other Plans. The Company in its discretion may direct the Trustee to transfer all or a portion of the assets of this Plan to another defined contribution plan of the Employers or Related Companies which is qualified under section 401(a) of the Code or, in the event of the sale of stock of an Employer or all or a portion of the assets of an Employer, to a qualified plan of an employer which is not a Related Company. The Benefits Executive by written resolution may permit the Plan to accept a transfer of assets and liabilities to this Plan from another defined contribution plan that is qualified under section 401(a) of the Code, may direct the Trustee accordingly, and may adopt such amendment or Supplement to the Plan as such Benefits Executive considers necessary to reflect the terms of such transfer, including provision for any protected rights that may not be eliminated by reason of such transfer under section 411(d)(6) of the Code. In the case of any merger or consolidation with, or transfer of assets and liabilities to or from, any other plan, provisions shall be made so that each affected Participant in the Plan on the date thereof (if the Plan or the other plan, as applied to that Participant, then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan or such other plan, as applied to him, had then terminated.
14.4 Distribution on Termination and Partial Termination. Upon termination or partial termination of the Plan, all benefits under the Plan shall continue to be paid in accordance with Sections 10 and 11 as those sections may be amended from time to time.
14.5 Notice of Amendment, Termination or Partial Termination. Affected Participants will be notified of an amendment, termination or partial termination of the Plan as required by law.

EXECUTED this ____ day of ________________, 2000, to be
effective as indicated herein.
SEARS, ROEBUCK AND CO.
By
Its

SUPPLEMENT A
SEARS 401(k) SAVINGS PLAN
Tax Credit Employee Stock Ownership Feature
Effective as of January 1, 1983 a tax credit employee stock ownership feature (the "ESOF") was added to the Plan in the form of Supplement A thereto. ESOF "Stock Ownership Contributions" were made in accordance with such Supplement A for plan years ending after December 31, 1982 and before January 1, 1987. The ESOF was terminated as of December 20, 1989 and the Supplement A Shares Fund, to which Company stock held under the ESOF was credited, was merged into and made part of the Company Stock Fund.
If because of distributions, withdrawals or transfers involving Common Stock which was held at any time in the Supplemental A Shares Fund, it is necessary or desirable for the Plan to sell Common Stock, the Trustee shall notify the Company. At the direction of an Investment Manager, the Trustee shall sell such Common Stock to the Company for cash. The sales price for the shares of Common Stock sold to the Company shall be no less than Fair Market Value on the date of sale as defined in subsection C-10 of Supplement C, and no commission shall be charged on such sale. The Company and Trustee shall establish in writing such rules and procedures regarding such sales as are required to meet applicable laws.

SUPPLEMENT B
SEARS 401(k) SAVINGS PLAN
Top-Heavy Provisions
B-1 Application.  This Supplement B to the Sears 401(k)
Savings Plan shall be applicable on and after the date on which the Plan becomes Top-Heavy (as described in subsection B-5).
B-2 Effective Date. The Effective Date of the top-heavy provisions as set forth in this Supplement B is January 1, 1998. B-3 Definitions. Unless the context clearly implies or indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement B.
B-4 Affected Participant.  For purposes of this Supplement
A, the term "Affected Participant" means each Participant who is employed by an Employer or a Related Company during any Plan Year for which the Plan is Top-Heavy; provided, however, that the term "Affected Participant" shall not include any Participant who is covered by a collective bargaining agreement if retirement benefits were the subject of good faith bargaining between his Employer and his collective bargaining representative.
B-5 Top-Heavy.  The Plan shall be "Top-Heavy" for any Plan
Year if, as of the Determination Date for that year (as described in paragraph (a) next below), the present value of the benefits attributable to Key Employees (as defined in subsection B-6) under all Aggregation Plans (as defined in subsection B-9) exceeds 60% of the present value of all benefits under such plans. The foregoing determination shall be made in accordance with the provisions of section 416 of the Code. Subject to the preceding sentence:
(a) The Determination Date with respect to any plan for purposes of determining Top-Heavy status for any plan year of that plan shall be the last day of the preceding plan year or, in the case of the first plan year of that plan, the last day of that year. The present value of benefits as of any Determination Date shall be determined as of the accounting date or valuation date coincident with or next preceding the Determination Date. If the plan years of all Aggregation Plans do not coincide, the Top-Heavy status of the Plan on any Determination Date shall be determined by aggregating the present value of Plan benefits on that date with the present value of the benefits under each other Aggregation Plan determined as of the Determination Date of such other Aggregation
Plan which occurs in the same calendar year as the Plan's Determination Date.
(b) Benefits under any plan as of any Determination Date shall include the amount of any distributions from that plan made during the plan year which includes the Determination Date (including distributions under a terminated plan which, if it had not been terminated, would have been included in an aggregation group) or during any of the preceding four plan years, but shall not include any amounts attributable to employee contributions which are deductible under section 219 of the Code, any amounts attributable to employee-initiated rollovers or transfers made after December
31, 1983 from a plan maintained by an unrelated employer, or, in case of a defined contribution plan, any amounts attributable to contributions made after the Determination Date unless such contributions are required by section 412 of the Code or are made for the plan's first plan year.
(c) Benefits attributable to a participant shall include benefits paid or payable to a beneficiary of the participant, but shall not include benefits paid or payable to any participant who has not performed services for an Employer or Related Company during any of the five plan years ending on the applicable
Determination Date; provided, however, that if a participant performs no services for five years and then performs services, the benefits attributable to such participant shall be included.
(d) The accrued benefit of any participant who is a Non-Key Employee with respect to a plan but who was a Key
Employee with respect to such plan for any prior plan year shall not be taken into account.
(e) The accrued benefit of a Non-Key Employee shall be determined under the method which is used for accrual purposes for all plans of the Employer and Related
Companies; or, if there is no such method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under section 411(b)(1)(C) of the Code.
(f) The present value of benefits under all defined benefit plans shall be determined on the basis of a 7.5% per annum interest factor and the 1951 Group Annuity
Projected Mortality Table for Males, with a one-year setback.
B-6 Key Employee. The term "Key Employee" means an employee or deceased employee (or beneficiary of such deceased employee) who is a Key Employee within the meaning ascribed to that term by section 416(i) of the Code. Subject to the preceding sentence, the term Key Employee includes any employee or deceased employee (or beneficiary of such deceased employee) who at any time during the plan year which includes the Determination Date or during any of the four preceding plan years was:
(a) an officer of any Employer or Related Company with Compensation for that year in excess of 50 percent of the amount in effect under section 415(b)(1)(A) of the Code for the calendar year in which that year ends; provided, however, that the maximum number of employees who shall be considered Key
Employees under this paragraph (a) shall be the lesser of 50 or 10% of the total number of employees of the Employers and the Related
Companies disregarding any excludable employees under Code section 414(q)(8).
(b) one of the 10 employees owning the largest interests in any Employer or any Related Company
(disregarding any ownership interest which is less than 1/2 of one percent), excluding any employee for any plan year whose Compensation for that year did not exceed the applicable amount in effect under section 415(c)(1)(A) of the Code for the calendar year in which that year ends;
(c) a 5% owner of any Employer or of any Related
Company; or
(d) a 1% owner of any Employer or any Related Company having Compensation for that year in excess of $150,000.
B-7 Compensation. The term "Compensation" for purposes of this Supplement B generally means compensation within the meaning of section 415(c)(3) for that year, not exceeding the maximum amount permitted for any year under Code section 401(a)(17). However, for Plan Years beginning on or after January 1, 1989, solely for purposes of determining who is a Key Employee, the term "Compensation" means compensation as defined in Code section 414(q)(7).
B-8 Non-Key Employee. The term "Non-Key Employee" means any employee (or beneficiary of a deceased employee) who is not a Key Employee.
B-9 Aggregation Plan. The term "Aggregation Plan" means the Plan and each other retirement plan (including any terminated plan) maintained by an Employer or Related Company which is qualified under section 401(a) of the Code and which:
(a) during the plan year which includes the applicable Determination Date, or during any of the preceding four plan years, includes a Key Employee as a participant;
(b) during the plan year which includes the applicable Determination Date or, during any of the preceding four plan years, enables the Plan or any plan in which a Key
Employee participates to meet the requirements of
section 401(a)(4) or 410 of the Code; or
(c) at the election of the Employer, would meet the requirements of sections 401(a)(4) and 410 if it were considered together with the Plan and all other plans described in paragraphs (a) and (b) next above.
B-10 Required Aggregation Plan.  The term "Required
Aggregation Plan" means a plan described in either paragraph (a) or (b) of subsection B-9.
B-11 Permissive Aggregation Plan. The term "Permissive Aggregation Plan" means a plan described in paragraph (c) of subsection B-9.
B-12 Vesting. For any Plan Year during which the Plan is Top-Heavy, the Account balances of each Affected Participant who has completed at least three Years of Service shall be 100% vested. If the Plan ceases to be Top-Heavy for any Plan Year, the provisions of this subsection B-12 shall continue to apply to any Affected Participant who had completed at least 3 Years of Service prior to such Plan Year.
B-13 Minimum Contribution. For any Plan Year during which the Plan is Top-Heavy, the minimum amount of Employer contributions, excluding elective contributions as defined in Code section 401(k), allocated to the Accounts of each Affected Participant who is employed by an Employer or Related Company on the last day of that year who is a Non-Key Employee and who is not entitled to a minimum benefit for that year under any defined benefit Aggregation Plan which is top-heavy nor is entitled to a minimum contribution for that year under any other defined contribution Aggregation Plan maintained by the Employer shall, when expressed as a percentage of the Affected Participant's Compensation for that year, be equal to the lesser of:
(a)  3%; or
(b)  the percentage at which Employer contributions
(including Employer contributions made pursuant to a cash or deferred arrangement) are allocated to the Accounts of the Key Employee for whom such percentage is greatest.
For purposes of the preceding sentence, compensation earned while a member of a group of employees to whom the Plan has not been extended shall be disregarded.
Paragraph (b) next above shall not be applicable for any Plan Year if the Plan enables a defined benefit plan described in paragraph B-9(a) or B-9(b) to meet the requirements of section 401(a)(4) or 410 for that year. Employer contributions for any Plan Year during which the Plan is Top-Heavy shall be allocated first to Non-Key Employees until the requirements of this subsection B-13 have been met and, to the extent necessary to comply with the provisions of this subsection B-13, additional contributions shall be required of the Employers.

B-14 Aggregate Benefit Limit. For any Plan Year during which the Plan is Top-Heavy, paragraphs (2)(B) and (3)(B) of section 415(e) of the Code shall be applied by substituting "1.0" for "1.25".

SUPPLEMENT C
SEARS 401(k) SAVINGS PLAN
Employee Stock Ownership Plan (ESOP) Portion of the Plan
C-1 Purpose.  The purpose of this Supplement C to the Plan
is to set forth the terms of the Plan as applied to the portion of the ESOP attributable to ESOP Loans as described in subsection C-4.
C-2 Effective Date.  The effective date of this Supplement
C is December 20, 1989.
C-3 Participation.  Each Participant in the Plan on the
Effective Date of this Supplement C shall immediately become a Participant in this Supplement C. Every other person who thereafter becomes a Participant in the Plan shall at the same time become a Participant in this Supplement C.
C-4 ESOP Loans.  The Trustee is authorized to incur debt
(an "ESOP Loan") for the purpose of acquiring Common Stock or for the purpose of repaying all or any portion of any outstanding ESOP Loan. The terms of any ESOP Loan shall be subject to the conditions and restrictions set forth in the applicable provisions of the trust agreement or agreements between the Company and the Trustee. Common Stock acquired with the proceeds of an ESOP Loan ("ESOP Common Stock") shall be credited to a "Suspense Account" within the Company Stock Fund until released in accordance with subsection C-7. The Plan Administrator shall maintain or cause to be maintained a subaccount for each Participant to reflect his interest in the Company Stock Fund which is attributable to each ESOP Loan.
C-5 ESOP Cash Equivalents.  All cash dividends on Common
Stock held in the ESOP which are not allocated to Participants' Accounts or, in the case of allocated shares, which the Company directs, are to be used to make payments on ESOP Loans, and all Employer Contributions made under subsection C-6 with respect to Plan Years beginning on or after January 1, 1990 shall be credited to a cash equivalents account pending their application to ESOP Loan payments. All such dividends and earnings shall be used to make principal payments on outstanding ESOP Loans to the extent then due. In the event that the amount of such dividends and earnings exceeds the amount of principal payable on that date, the excess shall be applied until exhausted to interest payable on that date, and principal and interest payments due thereafter. Notwithstanding the preceding sentences of this subsection C-5, in lieu of making payments on outstanding ESOP Loans, the Investment Committee may direct that all or any amount of cash dividends received with respect to Common Stock held in the ESOP allocated to Participants' Accounts shall be credited proportionately to such Participants' Accounts pending investment in the Company Stock Fund. Any amount that is applied to make a payment on an outstanding ESOP Loan after the last day of a Plan Year (the "prior Plan Year"), but on or before the due date (including extensions thereof) for the filing of the federal income tax return of the Company for the tax year in which the last day of such prior Plan Year occurs, may be designated by the Employers as a payment with respect to such prior Plan Year.
C-6 Employer Contribution.  For each Plan Year beginning on
or after January 1, 1990, the Employers shall make contributions under this subsection C-6 which, after taking into account the use of dividends and earnings in accordance with subsection C-5, are sufficient to meet all scheduled payments of principal and interest on outstanding ESOP Loans. In addition to the foregoing contributions, in any Plan Year, the Employers may make supplemental contributions to be used by the Trustee to prepay any ESOP Loan, to pay expenses of the Plan and any related trust and to satisfy the dividend-replacement requirements for that year with respect to ESOP Common Stock allocated to Participants' Accounts. All Employer Contributions for Plan Years beginning on or after January 1, 1990 shall be used to make payments on ESOP Loans to the extent required to meet any scheduled payments of principal and interest after taking into account the use of dividends and earnings in accordance with subsection C-5.
C-7 Release of ESOP Common Stock From Suspense Account.  As
of the last day of each calendar quarter throughout the duration of an ESOP Loan, a portion of the ESOP Common Stock acquired with the proceeds of such ESOP Loan shall be withdrawn from the Suspense Account. Such ESOP Common Stock released for a Plan Year shall be allocated to eligible Participants' Accounts in accordance with the provisions of subsection C-8.
(a)  Subject to the provisions of paragraph (b) below,
the number of shares of ESOP Common Stock which
shall be released from the Suspense Account for
any Plan Year (calculated separately with respect
to each ESOP Loan) shall be equal to the product
of:
(i)	the number of shares of ESOP Common Stock
acquired with the proceeds of the ESOP Loan
which are then held in the Suspense Account;
MULTIPLIED BY
(ii)	a fraction, the numerator of which is the
amount of principal and interest paid on that loan for that Plan Year and the denominator of which is the amount of principal and interest paid or payable on that loan for that Plan Year and for all future years.
		For purposes of determining the fraction in
(ii), if the interest rate under the ESOP
Loan is variable, the interest rate to be paid in future years shall be assumed to be equal to the interest rate applicable as of the last day of the Plan Year, and if an ESOP
Loan is refinanced, the numerator in such fraction shall not include the proceeds of the second loan used to make principal and interest payments on the first loan (that is, the loan being refinanced).
(b) Notwithstanding the provisions of paragraph (a) above, if provided by the terms of an ESOP Loan or directed by the Investment Committee prior to the first payment of principal or interest on any ESOP
Loan, the number of shares of ESOP Common Stock attributable to such ESOP Loan which are withdrawn from the Suspense Account for any Plan Year shall be proportionate to principal payments only, provided that:
(i) such withdrawal is consistent with the provisions of the ESOP Loan with respect to the release of shares of ESOP Common Stock as collateral, if any, for such loan;
(ii) the ESOP Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years;
(iii) interest is disregarded for purposes of determining such release only to the extent that it would be determined to be interest under standard loan amortization tables; and
(iv) the term of the ESOP Loan, together with any renewal, extension or refinancing thereof, does not exceed ten years.
In the event that more than one ESOP Loan is outstanding at any time, the number of shares of Common Stock that are released from encumbrance at any time under this Section shall be based solely on the repayment of the ESOP Loan to which such shares of Common Stock are attributable. In addition, if an ESOP Loan is refinanced, the numerator in the fraction described in paragraph
(a) above shall not include the proceeds from the second ESOP Loan used to make payments of principal and interest on the first ESOP Loan.
C-8 Allocation and Crediting of ESOP Common Stock to Participants' Accounts and Application to Plan Limitations. Shares of ESOP Common Stock released from the Suspense Account during any Plan Year shall be allocated and credited as follows:
(a) To the extent that dividends on Common Stock previously allocated to the Accounts of a Participant have been used to make payments on an ESOP Loan, such Accounts shall be credited with newly-released shares of ESOP Common Stock with a Fair Market Value determined as of the last day of the month preceding the month of the dividend payment date equal to the amount of such dividend.
(b) As of the last day of each calendar quarter within a Plan Year, any shares of ESOP Common Stock released from the Suspense Account that are attributable to payments made on ESOP Loans that are designated as payments with respect to that calendar quarter pursuant to subsection C-5 and not credited in accordance with paragraph (a) shall be contingently allocated to the Accounts of eligible Participants as of the last day of such calendar quarter in proportion to the allocation described in the first sentence of paragraph
7.3(b) (without regard to the reduction described at clause 7.3(b)(ii)), provided that if a Participant receiving such a contingent quarterly allocation during the Plan Year fails to meet the requirements of subsection 5.5 as of the last day of the Plan Year, any amounts contingently allocated hereunder during such Plan Year shall further reduce Employer Contributions required at subsection 5.1 and shall be allocated in accordance with subsection 5.5 and any corresponding dividends (or dividend replacements under this Supplement C) shall be forfeited.
(c) For purposes of subsection 8.3 of the Plan, the Employer Contribution for any Plan Year which is utilized to make any payment of principal or interest on an ESOP Loan shall be deemed to have been allocated among Participants in the same ratios as the number of shares of ESOP Common
Stock released from the Suspense Account are credited in accordance with paragraph (b) above, without regard to the value of the shares of ESOP
Common Stock released from the Suspense Account.
(d) All ESOP Common Stock allocated to Participants in accordance with paragraph (b) above shall be treated as Employer Contributions for purposes of subsection 5.1 and 8.9 and as matching contributions for purposes of section 401(m) of the Code.
C-9 Transfer Elections by Participants. Notwithstanding any more restrictive provision of the Plan to the contrary, a qualified Participant (as defined below) may make the elections as set forth in this subsection C-9.
(a) A qualified Participant during each of his qualified election periods (as defined below), may elect to transfer not more than 25 percent (50 percent in the case of his last qualified election period) of the sum of his entire interest in the ESOP portion of the Plan plus his prior transfers
(or, prior to January 1, 1998, withdrawals) under this subsection C-9, excluding any Employer
Contributions (or the earnings thereon)
contingently allocated under paragraph 7.3(b);
provided, however, that the portion of a Participant's ESOP interest that is subject to election under this paragraph for any qualified election period shall be reduced by the portion of his ESOP interest that was previously transferred
(or withdrawn) pursuant to this subsection C-9.
(b) Any election made in accordance with the provisions of paragraph (a) next above with respect to any qualified election period shall be given effect not later than 90 days after the end of that qualified election period.
(c) Any election required under this subsection shall be made in such manner as the Plan Administrator may require.
(d)  For purposes of this subsection, the term
"qualified Participant" means an employee who has completed at least ten years of participation in the ESOP, commencing on or after January 1, 1983, and has attained at least age 55.
(e) For purposes of this subsection, "qualified election periods" shall include the 90-day period immediately following the last day of the first
Plan Year in which the Participant becomes a qualified Participant, and the 90-day period following each of the five subsequent Plan Years.
(f) The provisions of this subsection C-9 shall not apply to any Participant if the value of the Common Stock allocated to such Participant in the ESOP portion of the Plan (determined as of the end of the month immediately preceding the first day on which the participant would otherwise be entitled to make an election under this subsection) is $500 or less.
C-10 Fair Market Value. For purposes of this Supplement C, the Fair Market Value of a share of Common Stock as of any date means the closing price of a share of such stock on that date as reported on the New York Stock Exchange, unless such date is not a trading date, in which case it means the closing price as reported on the next preceding trading date.
C-11 Sale of ESOP Common Stock to the Company. If, because of distributions, withdrawals or transfers involving ESOP Common Stock, it is necessary or desirable for the Plan to sell Common Stock, the Trustee shall notify the Company. At the timely direction of an Investment Manager, the Trustee shall sell such Common Stock to the Company for cash. The sales price for the shares of Common Stock sold to the Company shall be no less than Fair Market Value on the date of sale as defined in subsection C-10, and no commission shall be charged on such sale. The Company and Trustee shall establish in writing such rules and procedures regarding such sales as are required to meet applicable laws.

SUPPLEMENT D
SEARS 401(k) SAVINGS PLAN
Spray-Tech, Inc.
D-1 Application.  This Supplement D to the Sears 401(k)
Savings Plan (the "Plan") describes the special provisions relating to employees of Spray-Tech, Inc. that have been adopted by the Company as a part of its extension of the Plan to Spray-Tech, Inc. ("Spray-Tech") employees. Pursuant to this Supplement D, Spray-Tech is a participating Employer in the Plan as of the Effective Date defined at subsection D-2.
D-2 Effective Date. The Effective Date of this Supplement shall be October 1, 1998, except as otherwise indicated.
D-3 Definitions. Unless the context clearly implies or indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement D.
D-4 Immediate Eligibility. Each employee of Spray-Tech on the Effective Date who (I) was an active participant in the Spray-Tech, Inc. 401(k) Plan immediately prior to its termination in April of 1998 or (ii) was eligible to participate in the Spray-Tech, Inc. 401(k) Plan prior to its termination and had attained age 21 as of the Effective Date.
D-5 Past Service Credit for Eligibility.  As of October 1,
1998, each Spray-Tech employee who is actively employed by Spray-Tech on that date and who was actively employed by Spray-Tech immediately after the date of acquisition of Spray-Tech by the Company, shall be credited for purposes of eligibility to participate in the Plan with his service from his date of hire by Spray-Tech. An employee's service with Spray-Tech prior to its acquisition by the Company shall be calculated in accordance with the provisions of Section 2 of the Plan, as if applicable to Spray-Tech prior to the acquisition

SUPPLEMENT E
SEARS 401(k) SAVINGS PLAN
Sears Carpet and Upholstery Care, Inc.
E-1 Application.  This Supplement E to the Sears 401(k)
Savings Plan (the "Plan") describes the special provisions relating to employees of Sears Carpet and Upholstery Care, Inc. ("Sears Carpet") that have been adopted by the Company as part of its extension of the Plan to Sears Carpet. Pursuant to this Supplement E, Sears Carpet is a participating Employer in the Plan as of the Effective Date as defined at subsection E-2 hereof.
E-2 Effective Date. The Effective Date of this Supplement shall be January 1, 1999.
E-3 Definitions. Unless the context clearly implies or indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement E.
E-4 Past Service Credit for Eligibility.  As of the
Effective Date, each Employee who is actively employed by Sears Carpet on that date and who was actively employed by Sears Carpet immediately after the date of the acquisition of Sears Carpet by the Company, shall be credited for purposes of eligibility to participate in the Plan with his service from date of hire with Sears Carpet. An employee's service with Sears Carpet prior to its acquisition by the Company shall be calculated in accordance with the provisions of Section 2 of the Plan, as if applicable to Sears Carpet prior to the acquisition.

SUPPLEMENT F
SEARS 401(k) SAVINGS PLAN
MaxServ, Inc.
F-1 Application.  This Supplement F to the Sears 401(k)
Savings Plan (the "Plan") describes the special provisions relating to employees of MaxServ, Inc. ("MaxServ") that have been adopted by the Company as part of its extension of the Plan to MaxServ. Pursuant to this Supplement F, MaxServ is a participating Employer in the Plan as of the Effective Date as defined at subsection F-2 hereof.
F-2 Effective Date. The Effective Date of this Supplement shall be January 1, 1999.
F-3 Definitions. Unless the context clearly implies or indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement F.
F-4 Immediate Eligibility.  On the Effective Date, each
MaxServ employee who was eligible to participate in the MaxServ, Inc. Retirement Savings Plan immediately after the date of acquisition of MaxServ by the Company, and who is an employee of the Company on December 1, 1998, shall be eligible to participate in the Plan on January 1, 1999.
F-5 Past Service Credit for Eligibility.  As of the
Effective Date, each Employee who is actively employed by MaxServ on that date and who was actively employed by MaxServ immediately after the acquisition of MaxServ by the Company shall be credited for purposes of eligibility to participate in the Plan with his service with MaxServ from his date of hire (or January 1, 1997 if later). An employee's service with MaxServ prior to its acquisition by the Company shall be calculated in accordance with the provisions of Section 2 as if applicable to MaxServ prior to the acquisition.
F-6 Merger.  Effective as of March 31, 2000 (the "Merger
Date"), the MaxServ, Inc. Retirement Savings Plan will be merged into the Plan. The accounts transferred from the MaxServ, Inc. Retirement Savings Plan and earnings attributable thereto (the "MaxServ Accounts") will be accounted for separately under the Plan. Spousal consent shall not be required with respect to any distribution or withdrawal from the MaxServ Accounts under the Plan.
F-7 Vesting, Forfeitures and Repayments. In the case of a Participant who is employed by MaxServ on the Merger Date or who terminated employment with MaxServ within five years prior to the Merger Date and had not yet taken a distribution of any portion of his accounts under the MaxServ, Inc. Retirement Savings Plan, his entire accounts under the MaxServ, Inc. Retirement Savings Plan that were transferred to the Plan shall be 100% vested upon the date of transfer. In the case of a Participant whose employment with MaxServ terminated prior to the Merger Date, who was partially vested at that time and who elected to take a distribution of the vested portion of his accounts, the balance of his accounts under the MaxServ, Inc. Retirement Savings Plan shall continue to be subject to the vesting schedule of the MaxServ, Inc. Retirement Savings Plan and those provisions relating to vesting, forfeitures and the restoration of forfeitures, (as in effect on the date of the individual's termination of employment) subject to the modification described in the following paragraph.
In the event that a Participant who (i) terminated employment prior to the Merger Date and (ii) received a distribution of the then vested portion of his account balance, is rehired by the Company prior to the fifth anniversary of his separation from service date, the Participant will have recredited to his accounts the balance without interest (if any) which he forfeited on his prior termination of employment and shall be immediately 100% vested in such restored amounts but only if the Participant repays the full amount, if any, distributed to him before the earlier of five (5) years after the date the Participant is rehired or the close of the first period of five (5) consecutive 1-year Breaks in Service starting after the distribution.
F-8 Loans. All outstanding loans made to participants under the MaxServ, Inc. Retirement Savings Plan prior to the Merger Date will be transferred to the Plan and participants shall continue to make repayments under the loans. No new loans will be permitted under the terms of the Plan.

SUPPLEMENT G
SEARS 401(k) SAVINGS PLAN
Sears Logistics Services, Inc.
Subsidiaries
G-1 Application.  This Supplement G to the Sears 401(k)
Savings Plan (the "Plan") applies to employees of the following subsidiaries of Sears Logistics Services, Inc. (the "SLS subsidiaries") which are participating Employers in the Plan as of the Effective Date (as defined at subsection G-2): Customized Delivery Services, Delano Logistics Services, Inc., Optimum Home Delivery Service, Inc., STG Logistics, Inc., Wilkes Barr Logistics Services, Inc. and Focus Distribution, Inc. and describes the special provisions relating to employees of the SLS subsidiaries that have been adopted by the Company as part of its extension of the Plan to the SLS subsidiaries.
G-2 Effective Date.  The Effective Date of this Supplement
shall be January 1, 1999.
G-3 Definitions.  Unless the context clearly implies or
indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement G.
G-4 Waiver of Age Eligibility Requirement.  Each employee
of the SLS subsidiaries who (i) was an active participant in the Sears Logistics Services, Inc. 401(k) Plan for Participating Subsidiaries (the "SLS 401(k) Plan") on December 31, 1998, or
(ii) was eligible to participate in the SLS 401(k) Plan and had attained age 21 as of the Effective Date, shall be immediately eligible to participate in the Plan on the Effective Date.
G-5 Past Service Credit for Eligibility.  As of the
Effective Date, each Employee who is actively employed by an SLS subsidiary on that date and who was actively employed by an SLS subsidiary immediately after the date of acquisition of the SLS subsidiaries by the Company, shall be credited for purposes of eligibility to participate in the Plan with his service from his date of hire with the SLS subsidiaries. An employee's service with the SLS subsidiaries prior to their acquisition by the Company shall be calculated in accordance with the provisions of
Section 2 of the Plan, as if applicable to the SLS subsidiaries prior to the acquisition.
G-6.	Merger.  Effective February 29, 2000, the ("the Merger
Date") the SLS 401(k) Plan will be merged into the Plan. The accounts transferred from the SLS 401(k) Plan and any earnings attributable thereto ("the SLS Accounts") shall be separately accounted for under the Plan and the following distribution provisions shall apply thereto. The provisions of this subsection G-6 shall not apply to any amounts under the Plan except the SLS Accounts.

a)	Unless a qualified election of an optional form of
benefit has been made within the election period, the automatic form of benefit for an SLS Account payable to or on behalf of a Participant is determined as follows:

	(i)	The automatic form of retirement benefit for a
Participant who does not die before his Annuity
Starting Date shall be the Qualified Joint and Survivor Form. Qualified Joint and Survivor Form means, for a Participant who has a spouse, an immediate survivorship life annuity with installment refund purchased from an insurance company with the Participant's vested SLS Accounts, where the survivorship percentage is 50% and the Contingent
Annuitant is the Participant's spouse. A former spouse will be treated as the spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p). If a Participant does not have a spouse, the Qualified
Joint and Survivor Form means a single life annuity purchased from an insurance company with the Participant's vested SLS Accounts.

The amount of benefit payable under the Qualified
Joint and Survivor Form shall be the amount of benefit which may be provided by the Participant's vested SLS Accounts.

	(ii)	The automatic form of death benefit for a
Participant who dies before his Annuity Starting Date
shall be:
	(i)	A Qualified Preretirement Survivor
Annuity (sometimes referred to as a "QPSA") for a
Participant who has a spouse to whom he has been
continuously married throughout the one-year
period ending on the date of his death.  The
spouse may elect to start receiving the death
benefit on any first day of the month on or after
the Participant dies and before the date the
Participant would have been age 70 1/2.  Qualified
Preretirement Survivor Annuity means a single life
annuity with installment refund purchased from an
insurance company with the Participant's vested
SLS Accounts payable to the surviving spouse of a
Participant who dies before his Annuity Starting
Date.  A former spouse will be treated as the
surviving spouse to the extent provided under a
qualified domestic relations order and described
in Code Section 414(p).
	(ii)	A single-sum payment to the
Participant's Beneficiary for a Participant who does not have a spouse who is entitled to a Qualified Preretirement Survivor Annuity or for whom the QPSA has been waived.

b)	The optional forms of retirement benefit shall be the
following: a straight life annuity; single life annuities with periods certain of five, ten or fifteen years: a single life annuity with installment refund: survivorship life annuities with installment refund and survivorship percentages of 50, 66 2/3, or 100: and fixed period annuities for any period of whole months which is not less than 60 and does not exceed the life expectancy of the Participant and the named Beneficiary where the life expectancy is not recalculated. The foregoing forms of payment are available only in the form of an annuity contract purchased from an insurance company with the Participant's account balance. A Participant may also elect a series of installments chosen by the Participant with a minimum payment each year beginning with the year the Participant turns age
70 1/2. The payment for the first year in which a minimum payment is required will be made by April 1 of the following calendar year. The payment for the second year and each successive year will be made by December
31 of that year. The minimum payment will be based on a period equal to the joint and last survivor expectancy of the Participant and the Participant's spouse, if any, where the joint and last survivor expectancy is recalculated. The balance of the Participant's vested
SLS Account, if any, will be payable on the Participant's death to his Beneficiary in a single sum.
The participant may also elect to receive his vested account in a single-sum payment. Election of an optional form is subject to the qualified election provisions of paragraph (f) below.

Any annuity contract distributed shall be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a participant or spouse shall comply with the requirements of this Plan.

	c)	If a Participant's Beneficiary is his spouse, his
account balance shall be paid to his spouse in the form of a QPSA unless the spouse elects to receive a lump sum distribution. The form of death benefit for all other
Beneficiaries is a lump sum distribution.

d)	The requirements of this subsection G-6 shall apply to
any distribution of a Participant's interest in an SLS
Account and will take precedence over any inconsistent provisions of this Plan. All distributions required under this section shall be determined and made in accordance with the proposed regulations under Code
Section 401(a)(9), including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the proposed regulations.

e) 	Death distribution provisions:

i)	Distribution beginning before death.  If the
Participant dies after distribution of his interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

ii)	Distribution beginning after death.  If the
Participant dies before distribution of his interest begins, distribution of the Participant's entire interest shall be made in a lump sum to the Participant's Beneficiary as soon as practicable after the Participant's death subject to the following exception:

If the Designated Beneficiary is the Participant's surviving spouse, the date distributions are required to begin shall not be earlier than the later of

			1)	December 31 of the calendar year immediately
following the calendar year in which the Participant died and

2)	December 31 of the calendar year in which the
Participant would have attained age 70 1/2.

f)	Qualified Election.  With respect to retirement
benefits, the Participant may (i) elect to waive the Qualified Joint and Survivor Form and/or (ii) designate a Beneficiary other than his spouse at any time during the relevant election period subject to the provisions below. With respect to death benefits, the Participant may waive the QPSA (in favor of another Beneficiary) at any time during the relevant election period subject to and in accordance with the relevant provisions below.
The Participant may revoke the election made (or make a new election) at any time and any number of times during the election period. An election is effective only if it meets the consent requirements below.

If the Participant's vested SLS Account has at any time exceeded $3,500, any benefit which is (1) immediately distributable or (2) payable in a form other than a Qualified Joint and Survivor Form, requires the consent of the Participant and the Participant's spouse. The consent to waive the Qualified Joint and Survivor Form shall not be made more than 90 days before the Annuity
Starting Date. Spousal consent is not required for a benefit which is immediately distributable in a Qualified Joint and Survivor Form. Neither the consent of the Participant nor the Participant's spouse shall be required to the extent that a distribution is required to satisfy the Code Section 401(a)(9) or Code Section
415. If the Qualified Joint and Survivor Form is waived, the spouse has the right to consent only to a specific Beneficiary or a specific form of benefit. The spouse can relinquish one or both such rights. Such consent shall be made in writing.

A Participant may make an election as to death benefits, with his spouse's consent, designating a Beneficiary other than his spouse at any time before he dies but not before the date he is provided with the notice of the ability to waive the Qualified Preretirement Survivor
Annuity. A Participant's election to waive the Qualified Preretirement Survivor Annuity which is made before the first day of the Plan Year in which he reaches age 35 shall become invalid on such date. If the Qualified Preretirement Survivor Annuity is waived by the Participant, the spouse has the right to limit consent only to a specific Beneficiary. Such consent shall be in writing.

For purposes of both retirement benefits and death benefits, the spouse's consent shall be witnessed by a plan representative or notary public. The spouse's consent must acknowledge the effect of the election, including that the spouse had the right to limit consent only to a specific Beneficiary or a specific form of benefit, if applicable, and that the relinquishment of one or both such rights was voluntary. Unless the consent of the spouse expressly permits designations by the Participant without a requirement of further consent by the spouse, the spouse's consent must be limited to the form of benefit, if applicable and the Beneficiary
(including any Contingent Annuitant), class of Beneficiaries, or contingent Beneficiary named in the election. Spousal consent is not required, however, if the Participant establishes to the satisfaction of the plan representative that the consent of the spouse cannot be obtained because there is no spouse or the spouse cannot be located. A spouse's consent under this paragraph shall not be valid with respect to any other spouse. A Participant may revoke a prior election without the consent of the spouse. Any new election will require a new spousal consent unless the consent of the spouse expressly permits such election by the Participant without further consent by the spouse. A spouse's consent may be revoked at any time within the Participant's election period.

G-7.	Loans.  All outstanding loans made to participants under the
SLS 401(k) plan (or any plan merged into the SLS 401(k) plan) prior to the Merger Date will be transferred to the Plan and participants shall continue to make repayments under the terms of the loans. No new loans will be permitted under the terms of the Plan.

SUPPLEMENT H
SEARS 401(k) SAVINGS PLAN

Sears Home Improvement Products
H-1 Application.  This Supplement H to the Sears 401(k)
Savings Plan (the "Plan") describes the special provisions relating to employees of Sears Home Improvement Products that have been adopted by the Company as part of the extension of the Plan to Sears Home Improvement Products. Pursuant to this Supplement H, Sears Home Improvement Products is a participating Employer in the Plan as of the Effective Date as defined at subsection H-2 hereof).
H-2 Effective Date. The Effective Date of this Supplement shall be July 1, 1999.
H-3 Definitions. Unless the context clearly implies or indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement H.
H-4 Past Service Credit for Eligibility.  As of the
Effective Date, each employee who is actively employed by Sears Home Improvement Products on that date and who was actively employed by Sears Home Improvement Products immediately after the date of its acquisition by the Company, shall be credited for purposes of eligibility to participate in the Plan with his service from his date of hire with Sears Home Improvement Products. An employee's service with Sears Home Improvement Products prior to its acquisition by the Company shall be calculated in accordance with Section 2 of the Plan, as if applicable to Sears Home Improvement Products prior to the acquisition.

SUPPLEMENT I
SEARS 401(k) SAVINGS PLAN

Orchard Supply Hardware Stores Corporation
I-1 Application.  This Supplement I to the Sears 401(k)
Savings Plan (the "Plan") describes the special provisions relating to employees of Orchard Supply Hardware Stores ("Orchard") that have been adopted by the Company as a part of the extension of the Plan to Orchard. Pursuant to this Supplement I, Orchard is a participating Employer in the Plan as of the Effective Date (as defined at subsection I-2 hereof). On September 1, 1999, the Orchard Savings Plan was merged into the Plan. All account balances in the Orchard Savings Plan, including account balances of individuals not yet eligible to participate in the Plan were transferred to the Plan.
I-2 Effective Date. The Effective Date of this Supplement shall be July 1, 1999, except as otherwise indicated.
I-3 Definitions. Unless the context clearly implies or indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement I.
I-4 Loans. All outstanding loans made to participants under the Orchard Savings Plan prior to July 1, 1999, were transferred to the Plan, and participants shall continue to make repayments under the terms of the loans. No new loans will be permitted under the terms of the Plan.
I-5 Vesting, Forfeitures and Repayments. In the case of a Participant who was employed by Orchard on the date that the Orchard Savings Plan was merged into the Plan, or who had terminated employment with Orchard within five years prior to the merger of the Plans and had not yet taken a distribution of any portion of his accounts under the Orchard Savings Plan, his entire accounts under the Orchard Savings Plan that were transferred to the Plan shall be 100% vested upon the date of transfer. In the case of a Participant whose employment with Orchard terminated prior to the date that the Orchard Savings Plan was merged into the Plan, who was partially vested at that time and who elected to take a distribution of the vested portion of his accounts, the balance of his accounts transferred from the Orchard Savings Plan to the Plan shall continue to be subject to the vesting, schedule of the Orchard Savings Plan and those provisions relating to vesting, forfeitures and the restoration of forfeitures, (as in effect on the date of the individual's termination of employment) subject to the following modification:
In the event that a Participant who (i) terminated employment prior to the merger of the Orchard Savings Plan into the Plan and (ii) received a distribution of the then vested portion of his account balance, is rehired by the Company prior to the fifth anniversary of his separation from service date, the Participant will have recredited to his accounts the balance without interest (if any) which he forfeited on his prior termination of employment and shall be immediately 100% vested in such restored amounts but only if the Participant repays the full amount, if any, distributed to him before the earlier of five (5) years after the date the Participant is rehired or the close of the first period of five (5) consecutive 1-year Breaks in Service starting after the distribution.
I-6 Final Matching Contribution. A special matching contribution shall be made to the Plan to be allocated under the Plan to individuals employed by Orchard Supply Hardware Stores on June 30, 1999 with respect to their pre-tax contributions for the period January 1, 1999, through June 30, 1999, in accordance with the terms of the Orchard Savings Plan, as in effect immediately prior to the Effective Date, as if June 30, 1999 were the last day of the plan year of that plan.
I-7 Past Service Credit for Eligibility.  As of the
Effective Date, each Employee who is actively employed by Orchard on that date and who was actively employed by Orchard immediately after the date of its acquisition by the Company, shall be credited for purposes of eligibility to participate in the Plan with his service from his date of hire with Orchard. An employee's service with Orchard prior to its acquisition by the Company shall be calculated in accordance Section 2 of the Sears Plan, as if applicable to Orchard prior to the acquisition.
I-8 Immediate Eligibility. Each employee of Orchard who has eligible to participate in the Orchard Supply Hardware Stores 401(k) Plan prior to its merger into the Plan and who is employed by Orchard on the Effective Date shall be immediately eligible to participate in the Plan on the Effective Date.